UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

First Midwest Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2020 ANNUAL MEETING PROXY STATEMENT | FIRST MIDWEST BANCORP, INC.

Certain Terms

Certain terms that we use in the accompanying Proxy Statement have particular meanings, as set forth below.

Term	Meaning
401(k) Plan	First Midwest Bancorp, Inc. Savings and Profit Sharing Plan, as amended
2018 Stock and Incentive Plan	First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan
Annual Meeting	2020 Annual Meeting of Stockholders of First Midwest Bancorp, Inc.
Board of Directors or Board	Board of Directors of First Midwest Bancorp, Inc.
By-Laws	Amended and Restated By-Laws of First Midwest Bancorp, Inc.
Certificate of Incorporation	Restated Certificate of Incorporation of First Midwest Bancorp, Inc., as amended
Common Stock	Common Stock, $0.01 par value per share, of First Midwest Bancorp, Inc.
Company, First Midwest, we, us or our	First Midwest Bancorp, Inc.
Deferred Compensation Plan	First Midwest Bancorp, Inc. Nonqualified Retirement Plan, as amended
Exchange Act	Securities Exchange Act of 1934, as amended
FASB ASC 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718
First Midwest Bank or Bank	First Midwest Bank, which is a wholly-owned subsidiary of First Midwest Bancorp, Inc.
Form 10-K	First Midwest Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019
Gain Deferral Plan	First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan, as amended
Internal Revenue Code	Internal Revenue Code of 1986, as amended
^KRX Index	KBW Nasdaq Regional Banking Index (First Midwest Bancorp, Inc. is included in this index)
M&A	Mergers and acquisitions
Named executive officers or NEOs	Executive officers named in the Summary Compensation Table contained in this Proxy Statement
Non-Employee Directors Stock Plan	First Midwest Bancorp, Inc. Amended and Restated Non-Employee Directors Stock Plan, as amended
Notice	The Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement
Omnibus Stock and Incentive Plan	First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as amended
Pension Plan	First Midwest Bancorp, Inc. Consolidated Pension Plan, as amended
Proxy Card	The form of proxy card or voting instruction form that accompanies this proxy statement
Proxy Statement	This proxy statement
RATCE	Return on Average Tangible Common Equity
Record Date	March 27, 2020
SEC	United States Securities and Exchange Commission
TSR	Total Stockholder Return

Welcome to the First Midwest Bancorp, Inc.
Annual Meeting of Stockholders

April 17, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of First Midwest Bancorp, Inc., which will be held on Wednesday, May 20, 2020 at 9:00 a.m., Central time, at the Westin O’Hare Hotel, 6100 North River Road, Rosemont, Illinois 60018.

As part of our precautions regarding coronavirus (COVID-19) and in light of the priority we place on the health, safety and well-being of our stockholders and colleagues, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and details on how to participate will be publicly announced in a press release, available on our website at www.firstmidwest.com/pressreleases, and filed with the Securities and Exchange Commission as proxy material.  If we hold a virtual meeting, you will need the control number included on your Proxy Card in order to participate.

The matters to be acted on at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  Also enclosed is a copy of our 2019 Annual Report.  Please review these materials carefully before voting.

We are pleased to offer multiple options for voting your shares.  As detailed in the Proxy Summary section of the attached Proxy Statement, you may vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending the Annual Meeting.  You also may vote in person at the Annual Meeting.

Your vote is very important to us.  Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in First Midwest.  I hope you will be able to attend the Annual Meeting.

Sincerely,

Michael L. Scudder
Chairman and Chief Executive Officer

First Midwest Bancorp, Inc.

Notice of Annual Meeting of Stockholders

Wednesday, May 20, 2020 9:00 a.m., Central time	First Midwest Bancorp, Inc. 8750 West Bryn Mawr Avenue Suite 1300 Chicago, Illinois 60631

Place: Westin O’Hare Hotel, 6100 North River Road, Rosemont, Illinois 60018

As part of our precautions regarding coronavirus (COVID-19) and in light of the priority we place on the health, safety and well-being of our stockholders and colleagues, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication.  If we take this step, we will announce the decision to do so in advance and details on how to participate will be publicly announced in a press release, available on our website at www.firstmidwest.com/pressreleases,  and filed with the Securities and Exchange Commission as proxy material.  If we hold a virtual meeting, you will need the control number included on your Proxy Card in order to participate.

Items of Business:

◆ To elect as directors the twelve nominees identified in the attached Proxy Statement, each to serve for a one-year term.
◆ To approve an advisory (non-binding) resolution regarding the compensation paid in 2019 to the Company’s named executive officers.
◆ To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
◆ To transact such other business as may properly come before the Annual Meeting.

Record Date: March 27, 2020

You are entitled to vote at the Annual Meeting only if you owned shares of First Midwest Bancorp, Inc. common stock at the close of business on the record date for the Annual Meeting.

Proxy Voting:

It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares via the Internet, by telephone or by mail.  Voting in any of these ways will not prevent you from attending and voting your shares in person at the Annual Meeting.  Instructions on how to vote your shares can be found below and in the Proxy Summary section of the attached Proxy Statement.

Internet	Telephone	Mail	In Person

Visit the website noted on your Proxy Card to vote online.	Use the toll-free telephone number noted on your Proxy Card to vote by telephone.	Sign, date and return your Proxy Card in the postage pre-paid envelope provided to vote by mail.	Cast your vote in person at the Annual Meeting.

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel		April 17, 2020
and Corporate Secretary

TABLE OF CONTENTS, CONT.

PROXY STATEMENT

PROXY SUMMARY

We are furnishing this Proxy Statement in connection with a solicitation of proxies by the Board of Directors of First Midwest Bancorp, Inc., a Delaware corporation, for use at our 2020 Annual Meeting of Stockholders.  The approximate date on which this Proxy Statement, the accompanying Proxy Card and our 2019 Annual Report are first being sent or otherwise made available to stockholders is April 17, 2020.  The following is a summary of items to be voted upon at the Annual Meeting.

Date, Time and Place of the Annual Meeting

Date and Time May 20, 2020 9:00 a.m., Central time	Place* Westin O’Hare Hotel 6100 North River Road Rosemont, Illinois 60018	Record Date March 27, 2020

*As part of our precautions regarding coronavirus (COVID-19) and in light of the priority we place on the health, safety and well-being of our stockholders and colleagues, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication.  If we take this step, we will announce the decision to do so in advance and details on how to participate will be publicly announced in a press release, available on our website at www.firstmidwest.com/pressreleases, and filed with the SEC as proxy material.  If we hold a virtual meeting, you will need the control number included on your Proxy Card in order to participate.

Matters to be Considered at the Annual Meeting

Items of Business	Voting Recommendation of Our Board of Directors

Election of Directors	FOR

Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2019 to the Company’s Named Executive Officers	FOR

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	FOR

2020 Proxy Statement	1

Proxy Summary

Election of Directors

The first item of business at the Annual Meeting will be the election of twelve directors of the Company.  The nominees are set forth in the table below.  Each nominee is currently a director of the Company.  Our Board recommends that you vote FOR the election of each of the nominees below.  See Item 1  Election of Directors.

2020 Director Nominees for Election

Barbara A. Boigegrain	Kathryn J. Hayley	Ellen A. Rudnick	Michael J. Small
CEO and General Secretary of Wespath Benefits and Investments	CEO of Rosewood Advisory Services, LLC Former Executive Vice President of UnitedHealthcare	Senior Advisor and Adjunct Professor of Entrepreneurship at University of Chicago Booth School of Business	Founder and CEO of K4 Mobility LLC Former President and CEO of Gogo, Inc.

Thomas L. Brown	Peter J. Henseler	Mark G. Sander	Stephen C. Van Arsdell
Former Senior Vice President and CFO of RLI Corp	President of TOMY International	President and COO of the Company	Former Senior Partner, Chairman and CEO of Deloitte & Touche LLP

Phupinder S. Gill	Frank B. Modruson	Michael L. Scudder	J. Stephen Vanderwoude
Former CEO of CME Group, Inc.	President of Modruson & Associates, LLC Former Partner and CIO of Accenture plc	Chairman and CEO of the Company	Lead Independent Director of the Company Former Chairman and CEO of Madison River Communications Corp.

Advisory Vote on Executive Compensation

We are asking our stockholders to approve, on an advisory (non-binding) basis, a resolution regarding the compensation paid in 2019 to our named executive officers as disclosed in this Proxy Statement.  See Item 2  Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2019 to the Company’s Named Executive Officers.

Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify, on an advisory (non-binding) basis, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.  See Item 3  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.

2	First Midwest Bancorp, Inc.

Proxy Summary

How to Vote

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

Internet	Telephone	Mail

The web address for Internet voting can be found on your Proxy Card.  Internet voting is available 24 hours a day.  To be valid, your vote by Internet must be received by the deadline specified on the Proxy Card.

The number for telephone voting can be found on your Proxy Card.  Telephone voting is available 24 hours a day.  To be valid, your vote by telephone must be received by the deadline specified on the Proxy Card.

Request a paper copy of the Proxy Card if you have not received one, and mark your Proxy Card, sign and date it, and return it in the postage pre-paid envelope provided.  To be valid, your vote by mail must be received by the deadline specified on the Proxy Card.

If you choose not to vote early, you can vote your shares in person at the Annual Meeting.  You must present an acceptable form of identification (such as a valid driver’s license) to enter the Annual Meeting and vote in person.

If you hold your shares in street name, you may vote by following your broker’s instructions or, in order to vote in person at the Annual Meeting, you must obtain from the broker through which you hold your shares, both an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form, and bring them to the meeting.

If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

Important Notice Regarding the Availability of Proxy Materials

A copy of our Annual Report for the year ended December 31, 2019 accompanies this Proxy Statement.  The Notice, this Proxy Statement and our Annual Report are available at www.firstmidwest.com/investorrelations.  If you would like to receive, without charge, an additional paper copy of our Annual Report, please contact our Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

Certain Financial Information Presented on an Adjusted Basis

This Proxy Statement contains references to certain financial information on an adjusted basis.  This information, as adjusted, excludes certain items, such as acquisition and integration related expenses.  We believe that presenting certain financial information in this manner assists stockholders in understanding our core financial performance and in assessing the Company’s underlying operational performance since these items do not pertain to our core business operations.  Exclusion of these items facilitates better comparability between periods and enhances comparability for peer comparison purposes.  For a reconciliation of the GAAP and non-GAAP financial measures discussed in this Proxy Statement, which include net income, earnings, earnings per share, return on assets and return on average tangible common equity, in each case as adjusted to exclude certain items, see our Form 10‑K filed with the SEC on February 28, 2020.

2020 Proxy Statement	3

ABOUT FIRST MIDWEST

First Midwest Today

First Midwest Bancorp, Inc. is a relationship-focused financial institution and one of the largest independent publicly traded bank holding companies based on assets headquartered in Chicago and the Midwest, with approximately $19 billion of assets (including our acquisition of Park Bank in Milwaukee that we completed on March 9, 2020) and an additional $12 billion of assets under management.  The Company’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, treasury management, equipment leasing, consumer, wealth management, trust and private banking products and services.  The primary footprint for our branch network and other locations is in metropolitan Chicago, southeast Wisconsin, northwest Indiana, central and western Illinois, and eastern Iowa.

Wisconsin
Iowa
Illinois
Indiana
Milwaukee/SE Wisconsin
McHenry & Lake Counties
Chicago
NW Indiana
Joliet
Quad Cities
Knox County
DeKalb County
Vermilion & Champaign Counties

Growth in 2019

Building on our momentum, 2019 was an exceptionally strong and productive year for our Company during which we continued to execute on our strategic priorities of building and maintaining the highest quality and engaged team, growing and diversifying our revenues through organic growth and disciplined acquisitions, and managing business risk.  This strategy resulted in added scale and talent to provide us with the resources and strategic flexibility to continue to grow profitably.

In 2019, we generated total revenues of $862 million and net income, adjusted, of $217 million, both of which were at record levels for our Company.  We finished 2019 with assets of approximately $18 billion.  Underlying these strong financial results, in addition to growth, were controlled expenses.  Our acquisition activity also contributed to our strong 2019 performance.  During the first quarter of 2019, we completed our acquisition of Northern Oak Wealth Management, adding over $800 million of assets under management.  In the second quarter of 2019, we completed our acquisition and integration of Bridgeview Bank, which contributed an additional $1.2 billion of assets, $1.0 billion of deposits and $711 million of loans.  We also announced our acquisition of Park Bank in 2019 and completed this transaction in early March 2020.  Park Bank adds an additional $1.1 billion of assets, $1.0 billion of deposits and $720 million of loans.

4	First Midwest Bancorp, Inc.

About First Midwest

Performance Highlights of 2019

Organizationally, we achieved a number of successes in 2019, which are summarized below.  As noted above under Proxy Summary—Certain Financial Information Presented on an Adjusted Basis,  we discuss our performance in this proxy statement both on a reported GAAP basis and on an adjusted basis.  The adjusted information primarily excludes acquisition and integration expenses, which allows us to properly assess our performance on a core basis and relative to peers.

Record Earnings	Net Interest Income	Efficiency

⇧ 20%	⇧ 14%	55%

Generated reported earnings per share of $1.82, an increase of 20% from 2018 and 90% from 2017. Earnings per share, adjusted, were $1.98, up from $1.67 for 2018.	Increased net interest income to $588 million, up 14% from 2018.	Improved our efficiency ratio by nearly 300 bps to 55% from 58% for 2018.

Total Assets	Average Deposits	Loans

$18 billion	⇧ 13%	⇧ 12%

Increased total assets to $18 billion at December 31, 2019, up 15% from the end of 2018 and 27% from 2017.  Following the completion of our acquisition of Park Bank in the first quarter of 2020, our total assets are now approximately $19 billion.

Grew average total deposits to $13 billion for the year ended December 31, 2019, an increase of 13% from 2018.  Average core deposits continued to be strong at 77% for the year ended December 31, 2019.    We now hold a top 10 deposit share in the Chicago MSA.

Grew total loans to nearly $13 billion at December 31, 2019, an increase of 12% from December 31, 2018.  Maintained solid credit quality with net charge-offs to total loans of 31 bps, compared to 38 bps in 2018.

Return on Assets	Capital	Dividends

1.28%	10.5%	148th

Achieved a return on average assets, adjusted, of 1.28%, up 9.5% and 31% from 2018 and 2017, respectively.

Maintained strong regulatory capital ratios.  Common equity tier 1 capital to risk-weighted assets grew to 10.5% at December 31, 2019, an increase of over 30 bps from the end of 2018.  Total capital to risk-weighted assets grew to 13.0% at December 31, 2019 from 12.6% in 2018.

Paid our 148th consecutive quarterly cash dividend in 2019.  With continued confidence in our Company and business strategy and our desire to return value to our stockholders, our Board increased cash dividends to $0.54 per share in 2019, a 20% increase from 2018.

Board Diversity	Corporate Social Responsibility	Industry Leadership and Recognition

One-third of our directors are diverse on the basis of gender or race.  We were recognized by 2020 Women on Boards for having at least 20% gender diversity on our Board of Directors.  Three of our directors also were named to WomenInc.’s 2019 most influential female directors list.

As we continued to grow in 2019, we did so with respect for our environmental impact and an emphasis on social responsibility, strong corporate governance and uncompromised integrity.  We enhanced our CSR resources in 2019 by creating the new position of Head of Corporate Social Responsibility and Diversity & Inclusion.

Our CEO was elected to the board of directors of the American Bankers Association and currently serves as chair of the ABA’s CEO council.  In addition, several of our senior officers received various industry and community recognitions.

2020 Proxy Statement	5

About First Midwest

Our Vision, Mission and Values

VISION	MISSION	VALUES
To be the partner of choice for financial services in the markets we serve, and one of the nation’s top performing financial institutions.	To help our clients achieve financial success.	To serve our clients with integrity, excellence, responsibility and passion.

During 2019, we remained focused on our vision, mission and values, which drive our culture that is centered on client needs, rooted in service excellence, dedicated to bettering our communities, focused on attracting top industry talent and influenced by technological change.  These factors provide significant momentum for future earnings growth and enhance our position as a premier Midwest-based commercial bank committed to helping our clients achieve financial success.  This commitment is at the core of all that we do.

Strategic Priorities

In building our platform for continued profitable growth, we focus on the following priorities in order to position the Company for future success.

6	First Midwest Bancorp, Inc.

CORPORATE SOCIAL RESPONSIBILITY – OUR COMMITMENT

Our commitment to corporate social responsibility has been part of our corporate fabric since the founding of our Company.  When forming First Midwest Bank shortly after the Great Depression, our founders established a commitment to treat all of our clients, regardless of stature or wealth, with respect and a focus on their financial needs.  Since then, our colleagues have maintained that commitment.

Anchored in our vision, mission and values, we drive business performance and accelerate economic and social momentum by investing in our colleagues, clients and the communities we serve.  With best in class corporate citizenship and an integration of diversity and inclusion into the foundation of our culture, we are better equipped to meet the evolving needs of our clients, communities, stockholders and other stakeholders.

We are proud of our commitment to corporate social responsibility.  In 2019, we deepened our investment in sustainability by creating the new position of Head of Corporate Social Responsibility and Diversity & Inclusion.  The purpose of this position is to enhance and execute an integrated corporate social responsibility strategy that is aligned with our growth agenda as well as our ability to create long-term stockholder value.  Our framework for this strategy is outlined below.

Building Diversity in Our Organization

We seek to attract top talent to serve our clients and to build high-performing teams through the power of diversity.  We continue to seek out opportunities to increase and encourage diversity throughout all levels of the Company.

◆   We were recently recognized by 2020 Women on Boards for achieving at least 20% gender diversity on our Board of Directors.

◆   Three of our directors were named to WomenInc.’s 2019 most influential female directors list.

◆   Our current colleague base is comprised of 70% women and 34% racial minorities.   In 2019, 47% of our hires into senior roles were women and 24% were racial minorities.

◆   We attract top talent through our rotational development program for recent college graduates interested in careers in commercial banking and wealth management.  In 2019, 50% of participants were diverse on the basis of gender or race.

Driving an Inclusive Workplace

We are committed to fostering a diverse and inclusive environment where colleagues and clients are valued and respected.  Our robust development and training programs are central to strengthening our inclusive culture.

◆   In 2019, we launched unconscious bias training sessions throughout the Company to provide our colleagues with the tools necessary to sharpen their inclusive leadership and cultural competency skills.

◆   We redesigned our learning curriculum geared towards new and aspiring leaders to emphasize the power of inclusive leadership as a means of inspiring high-performing teams and employees.

2020 Proxy Statement	7

Corporate Social Responsibility

Commitment to Community Development

Through proactive engagement with community leaders, we gain a deeper understanding of the needs of our local communities, and we plan our contributions and initiatives based on their needs.  Our culture of philanthropy, community investment and service enables us to provide financial education and support to previously unbanked or underbanked customers in our local communities.

◆   For more than two decades, the Company has been rated Outstanding by the Federal Reserve under the Community Reinvestment Act.

◆   We maintain branch locations that we believe are conducive and responsive to the needs of the communities we serve, including low- and moderate-income areas in our geographic footprint.

◆   In 2019, we extended approximately $186 million of community development loans.

◆   In 2019, we donated over $1.5 million to nonprofit organizations in our local communities that supported causes such as health and wellness, poverty eradication and violence prevention.

◆   In furtherance of our commitment to small businesses, we provided a $1 million capital investment to the Entrepreneurs of Color Fund, an initiative that provides capital to minority-owned businesses in economically depressed neighborhoods in Chicago.

◆   In 2019, we reached over 8,000 participants through educational workshops that focus on saving, budgeting, homeownership and other topics that enhance the financial literacy of community members.  We offer flexible banking products designed to build financial capabilities, including credit-building consumer products, down payment and closing cost assistance programs, and affordable check cashing services.

◆   We have a lending portfolio that supports our non-profit clients in their mission-driven work to meet community needs.

Deepening Colleague Engagement

Our colleagues are our most valuable asset.  We recognize that a highly engaged and empowered workforce is key to driving success for our clients,  our business, our communities and our stockholders.  In addition to offering a range of competitive, high-quality benefits, we strive to encourage a culture of service.  This creates an environment where employees are motivated to provide the best service to our clients and the communities we serve.

◆   We  were recognized as one of the 2019 Chicago Tribune Top Places to Work and as one of Forbes’ Best-in-State Banks.

◆   Our colleagues dedicate their time,  talent and resources to advance causes important to both them and our Company.

◆   For many years, we have partnered with United Way in order to maximize our social impact.  United Way has anchored our annual employee giving campaign for many years.

◆   Civic leadership and skills-based volunteering through board service is highly encouraged and modeled at the top levels of the Company.  Our CEO, members of our executive leadership team and many of our colleagues are active on civic and non-profit boards.

8	First Midwest Bancorp, Inc.

Corporate Social Responsibility

Sustainable Business Operations

We recognize the opportunity to advance economic and social impact through sustainable business operations.  As we continue to build on our strong foundation to ensure that we operate our business responsibly and efficiently, we do so with a strong focus on long-term sustainability.

◆   When building or remodeling offices, we do so in an environmentally responsible manner and with an effort to use energy efficiently.

◆   We have initiated sustainability programs that impact our natural resource preservation, energy conservation and responsible waste management.  Recently, we implemented an enhanced shredding and recycling program at most of our locations.

◆   In 2019, through our partners, we recycled approximately 413 tons of material, translating to over 7,000 saved trees, 24,000 pounds of pollutants kept from the atmosphere and 1.6 million kilowatts of energy saved.

◆   We have increased hoteling stations throughout various  Company locations to accommodate colleagues with flexible work schedules, resulting in fewer vehicles on the roads and contributing to the reduction of carbon emissions from our operations.

Strong Corporate Governance

Our commitment to strong, transparent corporate governance and ethical business practices starts with our Board of Directors and the executive leadership team and is evident throughout our Company.  We view strong corporate governance as an essential component of protecting our clients, colleagues, business reputation and stockholders.

◆   We adhere to a comprehensive Code of Ethics and Standards of Conduct that all colleagues are required to certify that they have reviewed each year.

◆   Our Board of Directors is comprised of independent directors (other than our Chief Executive Officer and our President), and our independent directors meet regularly throughout the year.

◆   Stewardship of the Company’s corporate social responsibility resides with the Nominating and Corporate Governance Committee of our Board of Directors.  The Committee receives regular updates on strategy, target metrics and results.

◆   We maintain strong enterprise-risk management processes.

◆   We maintain an active stockholder engagement program.

◆   We provide information about our corporate social responsibility initiatives consistent with industry standards.

For a fulsome discussion of our corporate governance practices, see Corporate Governance at First Midwest.

Actions in Response to the COVID-19 Pandemic

As we navigate the COVID-19 pandemic, our top priority has been the health, safety and well-being of our colleagues, clients and the communities we serve.  We are undertaking significant efforts to support our colleagues, clients and communities and are committed to regular and open communications.  As an organization, we have implemented remote working arrangements where possible while remaining mindful that the banking industry is considered an essential business supporting our nation’s financial system.

We have implemented a number of initiatives for the benefit of our colleagues to help them through this unprecedented and challenging time.  We also have announced several programs and services designed to alleviate some of the financial stress and burden that our clients may be facing due to the COVID-19 pandemic, and we are participating as a lender to small businesses under the Paycheck Protection Program passed as part of the CARES Act.  In addition, we announced a $2.5 million philanthropic commitment through the First Midwest Charitable Foundation to aid in the support of our community and nonprofit partners as we all collectively work to help those impacted by the pandemic.

2020 Proxy Statement	9

ITEM 1  ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors currently consists of twelve directors.  Each director is elected for a one-year term.  Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors unanimously nominated each of our current directors to stand for election at this year’s Annual Meeting.  These twelve directors are Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler, Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael L. Scudder, Michael J. Small, Stephen C. Van Arsdell and J. Stephen Vanderwoude.

Each of the nominees, other than Mr. Scudder, our Chairman and Chief Executive Officer, and Mr. Sander, our President and Chief Operating Officer, meets the standards of independence under our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.

Directors of the Company are elected by a majority of the votes cast at the Annual Meeting.  If a continuing director fails to receive the required majority vote for election, the director is required to tender his or her resignation in accordance with our By-Laws and Corporate Governance Guidelines, and the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, will determine whether it is in the best interests of the Company to accept or reject any tendered resignation, or whether other action should be taken.  The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.

Each nominee has informed us that he or she is willing to serve as a director if elected.  Should any nominee become unable or refuse to serve as a director upon election, it is intended that the persons named as proxies on the Proxy Card will vote for the election of such other person as the Board of Directors may recommend.

Board Composition and Experience

Our twelve continuing directors have significant and varied operational, financial, risk, technology, corporate governance, leadership and other experience, and possess diversity of thought, gender and race.  Over the past several years, we have enhanced the industry and Company-specific knowledge of our Board of Directors with fresh perspectives brought by our new directors.  We believe that our directors are active and engaged and have the skills necessary to guide the Company as it grows, as our business strategy and the banking industry around us continue to evolve and as the financial services sector becomes ever more competitive.

10	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Below are certain demographic and operational highlights of our Board of Directors, including the varying tenure, diversity, qualifications and experience of our continuing directors.

9 years	33%	63 years

Average Independent Director Tenure	Racial and Gender Diversity	Average Age

83%	Annual Elections	100%

Independent	Directors elected annually for one-year terms	Satisfy Stock Ownership Guidelines (6x annual cash retainer)*

*  All of our directors have satisfied our director stock ownership guidelines with the exception of one of our newer directors who is still accumulating stock within the timeframe allowed under the guidelines.

Each of our twelve continuing directors has extensive professional experience that contributes to a diversity of skills, perspectives and leadership qualities on our Board of Directors, as summarized below.

Leadership	Technology

12 out of 12	3 out of 12

Risk Management	Finance

8 out of 12	6 out of 12

Business Operations	Governance and Compliance

12 out of 12	7 out of 12

Compensation and Benefits	Public Company Experience

4 out of 12	11 out of 12

Mergers and Acquisitions	Regulatory

10 out of 12	8 out of 12

2020 Proxy Statement	11

Item 1  Election of Directors

Nomination Process

In identifying, evaluating and recommending nominees for the Board of Directors, our Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines.

We do not set specific minimum qualifications that nominees must meet in order to be recommended to the Board of Directors.  Each nominee is evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our Board.  The Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail, and outside consultants are sometimes engaged to help identify potential candidates.

When making recommendations for nominees to the Board, the Nominating and Corporate Governance Committee attempts to include directors who, when taken together with the other nominees and continuing directors, will create a group that offers a range of professional experience, background, age, gender or minority status, perspectives and skills.  The Nominating and Corporate Governance Committee will consider and evaluate director candidates recommended by stockholders in the same manner as other candidates identified by the Committee.  A stockholder who desires to formally nominate a candidate must do so by following the procedures described in the Company’s Certificate of Incorporation and By-Laws.

12	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Set forth below is the name of each director nominee, along with his or her principal occupation for at least the previous five years and other professional experience.

Nominees Standing for Election at the Annual Meeting

Barbara A. Boigegrain

Current Position: Chief Executive Officer and General Secretary, Wespath Benefits and Investments
Committee(s): Compensation Committee (Chair), Nominating and Corporate Governance Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Ms. Boigegrain has served as the Chief Executive Officer and General Secretary of Wespath Benefits and Investments (formerly the General Board of Pension and Health Benefits of The United Methodist Church) since 1994.  Wespath is a pension, health and welfare benefit trustee and administrator and an institutional investment manager that is one of the largest faith-based pension funds in the United States, with $25 billion of assets under management.  Wespath is a global leader in environmental, social and governance (ESG) investing.

Prior to 1994, Ms. Boigegrain spent eleven years as a consultant with Towers Perrin and four years with KPMG LLP and Dart Industries as a manager and analyst.

Ms. Boigegrain is a member of the board of directors of Church Benefits Association and the Church Alliance, and a former member of the board of trustees of Emory & Henry College.

As the CEO and General Secretary of Wespath, Ms. Boigegrain has overseen its restructuring, significantly improved its performance and services and increased its assets under management.  In her experience as a benefits consultant, she established the San Diego office of Towers Perrin.

Age: 62 Director Since: 2008

Ms. Boigegrain earned a Bachelor of Arts degree in Biology and Psychology from Trinity University in 1979.

Through her extensive employee benefits, compensation, executive and corporate governance experience, Ms. Boigegrain brings significant leadership, business development, operations and management skills to our Board of Directors.  She also provides valuable knowledge of compensation, financial markets, strategic growth, and ESG and sustainability investing.

2020 Proxy Statement	13

Item 1  Election of Directors

Thomas L. Brown
Current Position: Former Senior Vice President and Chief Financial Officer, RLI Corp. (NASDAQ) Committee(s): Audit Committee, Enterprise Risk Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Mr. Brown served as the Senior Vice President and Chief Financial Officer of RLI Corp., a specialty insurer serving diverse niche property, casualty and surety markets from 2017 until his retirement on December 31, 2019.  From 2011 to 2017, he served as RLI Corp.’s Vice President and Chief Financial Officer.

Previously, Mr. Brown was a partner of PricewaterhouseCoopers LLP, where he served for ten years as its Midwest Regional Financial Services Director and led teams responsible for the banking, insurance, capital markets and investment management business sectors.

Mr. Brown currently serves on the board of directors of the Chicago Shakespeare Theater.  From 2004 through 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University.  He also served on the board of directors of Easter Seals Central Illinois.

Age: 63 Director Since: 2017

Mr. Brown earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979.  He is a certified public accountant.

With his extensive finance, accounting, risk management and financial services background, combined with the insights of the executive management team of a public company, Mr. Brown brings valuable finance, accounting, strategic planning, risk and senior management skills and experience to our Board of Directors.

Phupinder S. Gill
Current Position: Former Chief Executive Officer, CME Group, Inc. (NYSE) Committee(s): Audit Committee, Enterprise Risk Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Mr. Gill served as the Chief Executive Officer of CME Group Inc., a global derivatives marketplace and exchange, from 2012 until his retirement on December 31, 2016.  Prior thereto, he served as President from 2007 until 2012, and he previously served as President and Chief Operating Officer of CME Holdings and of CME from 2004 until 2007.  From 2000 to 2003, he served as Managing Director and President of CME Clearing.  Mr. Gill was also the President of GFX Corp., a wholly-owned subsidiary of CME Group that provides liquidity in foreign exchange futures, from 1998 until 2012.

Mr. Gill currently serves on the board of directors of The Alexander Maxwell Grant Foundation.  From 2012 until his retirement on December 31, 2016, he served on the boards of CME Group and the World Federation of Exchanges.  He also previously served on the boards of CME Clearing Europe (CME Group’s UK Clearing House), Bursa Malaysia Derivatives Berhad, Bolsa Mexicana de Valores, S.A.B. de C.V., CME Group Foundation and CME Group Community Foundation.  Mr. Gill is a past member of CME Group’s Competitive Markets Advisory Council.

Age: 59 Director Since: 2010

Mr. Gill earned a Bachelor of Science degree in Finance in 1985 and a Master of Business Administration with a concentration in Finance in 1987 from Washington State University.

Through his board and executive management experience, Mr. Gill brings important public company, technology, risk management, operating and executive experience to our Board of Directors, as well as experience with M&A and global affairs.  He also provides the perspective of a former chief executive officer of a public company.

14	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Kathryn J. Hayley
Current Position: Chief Executive Officer, Rosewood Advisory Services, LLC Committee(s): Audit Committee, Compensation Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Ms. Hayley has served as the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm, since 2015.

Previously, Ms. Hayley served as an Executive Vice President of UnitedHealthcare (a subsidiary of UnitedHealth Group, Inc. (NYSE)), a position in which she served from 2012 to 2015, overseeing a number of strategic initiatives at this global healthcare company.  From 2006 to 2012, she served as an executive of Aon plc (NYSE), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas. Prior to her service at Aon, Ms. Hayley was an information technology partner at Deloitte Consulting LLP and led the U.S. financial services practice.  She also served on the board of directors of Deloitte & Touche LLP U.S.

Ms. Hayley currently serves on the board of Alight Solutions, LLC (since 2018) and the advisory board of E.A. Renfroe & Company, Inc. (since 2016).  She previously served on the board of directors of Tribridge Holdings, LLC (2015 to 2017).  She also serves on the board of the Chicago Shakespeare Theater.

Age: 61 Director Since: 2016

Ms. Hayley earned a Bachelor of Science degree in Applied Computer Science from Illinois State University in 1979 and a Master of Business Administration, with concentrations in Marketing and Finance, from the Kellogg School of Management at Northwestern University in 1984.

Through her extensive information technology and financial services background and her broad executive management experience, as well as her employee benefits and talent management experience, Ms. Hayley provides our Board with valuable strategic planning, leadership and human resources and benefits experience, as well as the insights of a former senior executive of several public companies.

Peter J. Henseler
Current Position: President, TOMY International Committee(s): Compensation Committee, Nominating and Corporate Governance Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Mr. Henseler is the President and a director of TOMY International, a wholly-owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products.  He rejoined TOMY International in 2017 after serving as Vice Chairman until his retirement in 2012.  Mr. Henseler previously held the position of President of TOMY International from 2011 until 2012.  He was President of RC2 Corporation (NASDAQ) from 2002 to 2011, at which time TOMY Company acquired RC2.  He served as RC2’s Executive Vice President of Sales and Marketing from 1999 to 2002.  Mr. Henseler also previously served as a director of RC2.

Prior to joining RC2, Mr. Henseler held marketing positions at McDonald’s Corporation and Hasbro, Inc.  In February 2018, he completed his tenure as Chairman of the Toy Industry Foundation and now serves as an executive advisor to the board.  He also previously served on the board of directors of the American Toy Industry Association.

Age: 61 Director Since: 2011

Mr. Henseler earned a Bachelor of Science degree in Marketing from Xavier University in 1980.

Mr. Henseler brings important executive management, operating and leadership skills and insights to our Board of Directors through his experience as a president of a global public company, as well as his substantial operational, brand management and marketing experience.

2020 Proxy Statement	15

Item 1  Election of Directors

Frank B. Modruson
Current Position: President, Modruson & Associates, LLC Committee(s): Audit Committee, Enterprise Risk Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Mr. Modruson has served as President of Modruson & Associates, LLC, a management consulting firm, since 2015.

Previously, Mr. Modruson spent the majority of his career at Accenture plc, a global professional services company, where he served as a client partner and as Chief Information Officer.

He currently serves on the board of directors of Zebra Technologies Corporation (since 2014; NASDAQ). Previously, Mr. Modruson served on the boards of directors of Landauer Corporation (2017; NYSE) and Forsythe Technology, Inc. (2014 to 2017), both of which were acquired in 2017.  He also serves on the boards of the Lyric Opera of Chicago and the Glen Ellyn Volunteer Fire Company.

Age: 60 Director Since: 2016

Mr. Modruson earned a Bachelor of Science degree in Computer Science from Dickinson College in 1984 and a Master of Science degree in Computer Science from Pennsylvania State University in 1987.

With his significant technology, strategy and consulting background, as well as experience on other public company boards, Mr. Modruson brings important strategic and business insights, as well as technology, risk management and operational experience to our Board of Directors.

16	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Ellen A. Rudnick

Current Position: Senior Advisor and Adjunct Professor of Entrepreneurship, University of Chicago Booth School of Business
Committee(s): Nominating and Corporate Governance Committee (Chair), Compensation Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Ms. Rudnick has served at the University of Chicago Booth School of Business since 1999.  She is currently a Senior Advisor and Adjunct Professor of Entrepreneurship, and previously served as the Executive Director of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago.

Prior to joining the University of Chicago, Ms. Rudnick served as President and Chief Executive Officer of Healthcare Knowledge Resources, President of HCIA, Chairman of Pacific Biometrics and Corporate Vice President of Baxter Healthcare Corporation.

Ms. Rudnick currently serves on the boards of directors of HMS Holdings, Corp. (since 1997; NASDAQ), Liberty Mutual Insurance Company (since 2001) and Patterson Companies (since 2003; NASDAQ).

She has spent over thirty years in executive management and entrepreneurial activities, primarily in the health care and information services industries.  She serves in various leadership positions with several civic and nonprofit organizations in the Chicago metropolitan area, including having served on the board of the Northshore University Health System for over 20 years and on the board of Hyde Park Angels, and currently is on the boards of directors of the Chicagoland Entrepreneurship Center (1871) and Matter.  She is the recipient of several honors, including the Today’s Chicago Woman 20th Anniversary Hall of Fame Award, the YWCA Leadership Award, the Illinois Venture Capital Industry Richard J. Daley Award and the 1871 Entrepreneurial Champion Award.

Age: 69 Director Since: 2005

Ms. Rudnick earned a Bachelor of Arts degree in Italian (with a minor in Economics) from Vassar College in 1972 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1973.

With her extensive business background and her public company board experience, Ms. Rudnick brings important leadership, corporate governance, business and entrepreneurial experience to our Board of Directors.

2020 Proxy Statement	17

Item 1  Election of Directors

Mark G. Sander
Current Position: President and Chief Operating Officer of the Company Inside Director
EXPERIENCE AND QUALIFICATIONS

Mr. Sander is the President and Chief Operating Officer of the Company and of First Midwest Bank.  Mr. Sander also serves as Vice Chairman of the Board of First Midwest Bank.  He served as the Senior Executive Vice President and Chief Operating Officer of the Company from 2011 until his promotion in January 2019.

Prior to joining the Company in 2011, Mr. Sander served as Executive Vice President, Director of Commercial Banking at Associated Banc-Corp (NYSE), where he oversaw Associated’s commercial banking, treasury management, insurance brokerage and capital markets businesses.  He also served as a member of Associated’s Executive and ALCO Committees.  Previously, he served as a commercial banking executive at Bank of America and in numerous leadership positions in commercial banking at LaSalle Bank.  Mr. Sander has more than thirty-five years of experience in the financial services industry.

Mr. Sander currently serves on the boards of directors of the Chicago Zoological Society (since 2006) and the Mercy Home for Boys & Girls (since 2019).

Age: 61 Director Since: 2014

Mr. Sander earned a Bachelor of Science degree in Finance from the University of Illinois in 1980 and a Master of Business Administration with a concentration in Finance and International Economics from the University of Chicago in 1983.

Mr. Sander brings significant banking and executive experience to our Board of Directors.  His important leadership position with the Company and First Midwest Bank and his involvement with the operations, vision and strategy of the Company and the Bank provide the Board with an understanding of the Company’s day-to-day operations and strategic goals.

18	First Midwest Bancorp, Inc.

Item 1  Election of Directors

Michael L. Scudder
Current Position: Chairman and Chief Executive Officer of the Company Committee(s): Advisory Committee (Chair) Inside Director
EXPERIENCE AND QUALIFICATIONS

Mr. Scudder is the Chairman of the Board (since 2017) and Chief Executive Officer (since 2008) of the Company.  He also serves as Chairman and Chief Executive Officer of First Midwest Bank.  Mr. Scudder served as the Company’s President from 2007 to January 2019, as its Chief Operating Officer from 2007 to 2008 and as its Chief Financial Officer from 2002 to 2007.  He previously served as the Group Executive Vice President and Chief Financial Officer of First Midwest Bank from 1995 to 2001.  He also has served in various other management capacities in his over thirty years of service to the Company.

Mr. Scudder began his professional career at KPMG LLP, an international public accounting firm.

Mr. Scudder is a member of the board of directors of the American Bankers Association and the chair of ABA’s CEO Council.  He is also an active member of the Mid-Size Bank Coalition of America.  Mr. Scudder serves on the board of directors of Silver Cross Hospital, the board of trustees of DePaul University, the executive committee of DePaul University’s Center for Financial Services and the Chicago Metropolitan Planning Council’s Executive Advisory Board.  Additionally, he is a member of the Economic Club of Chicago, the Commercial Club of Chicago and the Bankers Club of Chicago.  He previously served as an inaugural member of the Federal Reserve Bank of Chicago’s Community Depository Institution Advisory Council.

Age: 59 Director Since: 2008

Mr. Scudder earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1982, and a Master of Business Administration with a concentration in Finance from DePaul University in 1993.

Mr. Scudder brings extensive executive management, financial and banking experience to our Board of Directors and has important institutional knowledge of the Company and its business and clients.  His day-to-day management of the Company provides the Board with Company-specific and industry experience and expertise, as well as a complete understanding of the Company’s vision, strategy and operations.

2020 Proxy Statement	19

Item 1  Election of Directors

Michael J. Small
Current Position: Chief Executive Officer, K4 Mobility LLC Committee(s): Audit Committee, Enterprise Risk Committee Independent Director
EXPERIENCE AND QUALIFICATIONS

Mr. Small is a founder and the Chief Executive Officer of K4 Mobility LLC, a technology developer and provider of satellite communications services, since August 2018.

Previously, Mr. Small served as the President and Chief Executive Officer and a director of Gogo, Inc. (NASDAQ), an airborne communications service provider, from 2010 until March 2018.  Prior to joining Gogo, Mr. Small served as the Chief Executive Officer and a director of Centennial Communications Corp. (NASDAQ) from 1999 to 2009.  From 1995 to 1998, Mr. Small was the Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company.  Prior to 1995, he held the position of President of Lynch Corporation (NYSEMKT), a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.

Mr. Small is an active board member of Leadership Greater Chicago and the Gun Violence Prevention PAC. Mr. Small also serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at the University of Chicago.

Age: 62 Director Since: 2010

Mr. Small earned a Bachelor of Arts degree in History from Colgate University in 1979 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1981.

Through his board, executive and financial experience, Mr. Small brings extensive public company, operating and executive experience to our Board of Directors, as well as strategic, financial, technology and M&A experience.  He also provides the perspective of a former chief executive officer of a public company.

Stephen C. Van Arsdell

Current Position: Former Senior Partner, Chairman and Chief Executive Officer, Deloitte & Touche LLP
Committee(s):  Audit Committee (Chair), Nominating and Corporate Governance Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Van Arsdell is a former senior partner of Deloitte & Touche LLP, where he served as Chairman and Chief Executive Officer from 2010 to 2012, and as Deputy Chief Executive Officer from 2009 to 2010.  Previously, he served as Deloitte’s partner-in-charge of its financial services practice in the Midwest, and was a member of Deloitte’s board from 2003 through 2009.

Mr. Van Arsdell is a member of the Audit Committee of Brown Brothers Harriman & Co. (since 2015).  He also is a member of the board of directors and a member of the Audit Committee of Mueller Water Products, Inc. (since 2019; NYSE).  He is a member of the Dean’s advisory council for the Geis College of Business at the University of Illinois and Immediate Past Chair of the board of directors of the University of Illinois Alumni Association.  Mr. Van Arsdell currently serves as a member of and chairs the Finance Committee of the board of trustees of the Morton Arboretum and previously chaired the board of trustees of the Conservation Foundation.

Age: 69 Director Since: 2017

Mr. Van Arsdell earned a Bachelor of Science degree in Accounting and a Master of Accounting Science degree from the University of Illinois in 1972 and 1973, respectively.  He is a certified public accountant.

Mr. Van Arsdell brings to our Board extensive finance, accounting, and risk management experience, together with strategic and leadership skills developed through executive leadership positions with a global accounting and advisory services organization.

20	First Midwest Bancorp, Inc.

Item 1  Election of Directors

J. Stephen Vanderwoude

Current Position: Lead Independent Director of the Company; Private Investor
Committee(s):  Enterprise Risk Committee (Chair), Nominating and Corporate Governance Committee, Advisory Committee
Independent Director

EXPERIENCE AND QUALIFICATIONS

Mr. Vanderwoude has served as the Company’s Lead Independent Director since 2017.  He is currently a private investor.

From 1996 until 2007, Mr. Vanderwoude served as Chairman and Chief Executive Officer of Madison River Communications Corp., a company that acquired and operated rural telephone companies.  Prior to his service at Madison River, he served as the President, Chief Executive Officer and a director of Powerhouse Technologies, Inc. (NASDAQ), and President, Chief Operating Officer and a director of Centel Corporation (NYSE).  Mr. Vanderwoude served as a member of the board of directors of Centennial Communications Corp. (NASDAQ) from 2002 to 2009 and as its Chairman from 2007 to 2009.

Age: 76 Director Since: 1991

Mr. Vanderwoude earned a Bachelor of Science degree in Engineering from the University of Pennsylvania in 1967 and a Master of Business Administration with concentrations in Economics and Marketing from the University of Chicago in 1977.

Through his chief executive officer and director experience at other public companies, professional background and considerable business accomplishments and achievements, Mr. Vanderwoude brings valuable skills and experience in leadership, business and risk management, strategic planning, finance, M&A and public company matters to our Board of Directors.

*     *     *

For more information regarding our Board of Directors, its members, its committees and our corporate governance practices, please see the section of this Proxy Statement entitled Corporate Governance at First Midwest or visit the Investor Relations section of our website at www.firstmidwest.com/officersdirectors.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of
Barbara A. Boigegrain, Thomas L. Brown, Phupinder S. Gill, Kathryn J. Hayley, Peter J. Henseler,
Frank B. Modruson, Ellen A. Rudnick, Mark G. Sander, Michael L. Scudder, Michael J. Small,
Stephen C. Van Arsdell and J. Stephen Vanderwoude as directors of the Company.

2020 Proxy Statement	21

ITEM 2  APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPENSATION PAID IN 2019 TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with applicable SEC rules, we are required to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.  We refer to this proposal as the “say-on-pay” proposal.  Our executive compensation programs, including detailed information regarding the compensation paid to our named executive officers for 2019, are described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this Proxy Statement.

Our Board of Directors views it as a good corporate governance practice to present the say-on-pay proposal to our stockholders annually.  The Board made this recommendation to our stockholders at our 2019 annual meeting, and our stockholders overwhelmingly voted in favor of holding a say-on-pay vote every year, as opposed to every other year or every third year.

At our 2019 annual meeting of stockholders, 94% of the votes cast (98% if abstentions are excluded) were voted in favor of the compensation paid to our named executive officers.  We believe these results confirmed our approach to executive compensation.  Our Compensation Committee intends to consider the say-on-pay vote results from this year, and future advisory votes, with respect to the design of and amounts paid under our executive compensation program.

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement.  This proposal gives our stockholders the opportunity to express their views on our executive compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement.  Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth in the 2020 annual meeting proxy statement, is hereby approved by the Company’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors.  We value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote on our say-on-pay proposal when establishing the design of and amounts paid under our future executive compensation programs.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR approval of the advisory (non-binding) resolution, as set forth above, regarding the compensation paid to the Company’s named executive officers.

22	First Midwest Bancorp, Inc.

ITEM 3  RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for appointing the Company’s independent registered public accounting firm, and the Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.  We are submitting this selection for stockholder ratification at the Annual Meeting.  We expect a representative of Ernst & Young LLP to be present at the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.  Ernst & Young LLP also served as our independent registered public accounting firm for the year ended December 31, 2019.

Although we are not required to have our stockholders ratify the selection of our independent registered public accounting firm, our Board of Directors has determined to seek this ratification from stockholders.  This ratification is advisory and is, therefore, not binding on the Audit Committee.  If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may retain them nonetheless.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee, or a designated member of the Audit Committee, approves in advance all audit and any non-audit services rendered by Ernst & Young LLP on behalf of the Company.  The following table shows information about fees paid by the Company to Ernst & Young LLP for services related to the years indicated below.

		Percent of		Percent of
		2019 Services		2018 Services
		Approved by		Approved by
	2019	Audit Committee	2018	Audit Committee
Audit fees(1)	$2,001,777	100%	$1,658,979	100%
Audit-related fees(2)	263,200	100%	154,400	100%
Tax fees(3)	174,671	100%	455,715	100%
All other fees	—	—%	—	—%
Total fees	$2,439,648		$2,269,094

(1)

Includes fees and expenses for the audit of the Company’s annual financial statements, internal control over financial reporting and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as other services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including consents and assistance with review of SEC filings in connection with the Company’s M&A activity.

(2)	Includes fees related to the audits of the Company’s benefit plans and filings with the SEC.
(3)	Includes fees related to assistance with routine tax audits and tax planning, consulting and compliance services.

Audit fees for 2019 increased primarily due to the services provided by Ernst & Young LLP in connection with the Company’s 2019 M&A activity, the pending adoption of the current expected credit losses standard (CECL), and changes in audit scope.  Tax fees for 2018 were elevated due to the services provided by Ernst & Young LLP in connection with federal income tax reform.

2020 Proxy Statement	23

Item 3  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For audit, audit-related, tax-related and all other services, our Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved.  To the extent management requests services other than these pre-approved services, or beyond the dollar thresholds, our Audit Committee must specifically approve the services.  Further, under our fee policy, our independent registered public accounting firm may not perform the non-audit services identified by the SEC as prohibited.  Our fee policy requires management to provide to our Audit Committee on a quarterly basis a summary of all services performed by the independent registered public accounting firm.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2020.

24	First Midwest Bancorp, Inc.

CORPORATE GOVERNANCE AT FIRST MIDWEST

Our Board of Directors is committed to maintaining strong corporate governance principles and practices.

For additional information about our corporate governance practices, you may view the following documents on our website at www.firstmidwest.com/corporategovernance or request them in print by sending a written request to the Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631:

◆   Corporate Governance Guidelines

◆   Code of Ethics and Standards of Conduct (applicable to all directors, officers and employees)

◆   Code of Ethics for Senior Financial Officers

◆   Audit Committee Charter

◆   Compensation Committee Charter

◆   Enterprise Risk Committee Charter

◆   Nominating and Corporate Governance Committee Charter

◆   Related Person Transaction Policies and Procedures

Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines and the charters of the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees of our Board of Directors describe various aspects of our corporate governance practices.  The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has certain practices in place relating to oversight of management and various components of our business operations and to make decisions that are independent of management.

Code of Ethics and Standards of Conduct

We have adopted a Code of Ethics and Standards of Conduct, which applies to all of our directors, officers and employees, as well as a Code of Ethics for Senior Financial Officers, which applies to our senior financial officers.  Our Code of Ethics and Standards of Conduct meets the requirements of a “code of ethics” as defined by applicable SEC rules, and also meets the requirements of a “code of conduct” under the applicable rules of the NASDAQ Stock Market.  Annually, all employees are required to certify that they have reviewed and are familiar with the Code of Ethics and Standards of Conduct, and all officers are required to certify compliance with this code.  Waivers of the Code of Ethics and Standards of Conduct for executive officers and directors are required to be disclosed to the Chair of our Nominating and Corporate Governance Committee.  Similarly, our senior financial officers must certify annually that they have reviewed, are familiar with and are in compliance with the Code of Ethics for Senior Financial Officers.  Waivers of the Code of Ethics for Senior Financial Officers must be submitted to and approved by the Board.

Director Independence

Our Board of Directors determines annually the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines and the NASDAQ Stock Market rules.  Accordingly, each year the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Annually, each non-employee director is required to complete a questionnaire that provides information about relationships that might affect a determination of independence.  Management then provides the Nominating and Corporate Governance Committee and the Board of Directors with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the rules of the NASDAQ Stock Market.

2020 Proxy Statement	25

Corporate Governance at First Midwest

Based on the review and recommendation by the Nominating and Corporate Governance Committee, our Board of Directors analyzed the independence of each of the Company’s nominees and other current directors, and determined that all of our directors meet the standards of independence under our Corporate Governance Guidelines and the NASDAQ Stock Market rules, other than Michael L. Scudder, our Chairman and Chief Executive Officer, and Mark G. Sander, our President and Chief Operating Officer, who are not considered to be independent under our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market because they are employees of the Company.  In addition, our Board of Directors determined that:

◆	Each member of the Audit Committee is financially literate and has accounting or related financial management expertise (as such qualifications are defined under the rules of the NASDAQ Stock Market).
◆	Thomas L. Brown and Stephen C. Van Arsdell are “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
◆

Each member of the Compensation Committee is a “non-employee director” within the meaning of Exchange Act Rule 16b‑3, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Board Leadership and Structure

As provided in our Corporate Governance Guidelines, our Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and the Board leadership structure based on what it deems to be in the best interests of the Company and its stockholders.  Our Nominating and Corporate Governance Committee annually reviews the composition of the Board and its committees.  The Nominating and Corporate Governance Committee also reviews and recommends to the Board the duties and responsibilities of the Chairman and the Lead Independent Director.

Since 2017, Michael L. Scudder has served as our Chairman of the Board and Chief Executive Officer, and J. Stephen Vanderwoude has served as our Lead Independent Director.

The Board of Directors believes that, at this time, the combination of the offices of Chairman of the Board and Chief Executive Officer and the maintenance of a separate Lead Independent Director role are appropriate for the Company.  This leadership structure allows Mr. Scudder to leverage his extensive knowledge of the Company and industry experience into the strategic vision for the management and direction of the Company at both the Board and management level.  This further allows him to drive the enhancement of stockholder value, grow and expand the Company’s business and execute the Company’s strategies.

Additionally, the Board believes it is appropriate to have a Lead Independent Director while Mr. Scudder serves as Chairman of the Board in order to provide leadership independent from management.  The Lead Independent Director is empowered with, and exercises, well-defined duties that enable robust, objective oversight of the Company’s affairs and ensure independent challenge of management as appropriate.  Mr. Vanderwoude has a strong understanding of the Company and its business, as well as significant leadership, corporate governance and public company experience.

Consistent with Mr. Scudder’s focus on the Company’s strategic vision and direction, in January 2019, the Board approved the appointment of Mark G. Sander to the position of President of the Company in addition to his position as Chief Operating Officer.  In this role, Mr. Sander leads significant portions of the day-to-day management of the Company and the Bank.

Lead Independent Director

Our Lead Independent Director must satisfy the independence requirements of the NASDAQ Stock Market and must have served as a director of the Company for least one year.  The Lead Independent Director serves in a leadership capacity among our independent directors and as an additional resource for the Chairman of the Board in order to continue to foster a strong, highly engaged and high-performing Board of Directors.

26	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

The principal duties and responsibilities of the Lead Independent Director are as follows:

◆	Act as a liaison on behalf of the independent directors with the Chairman of the Board.
◆	Preside at all meetings of the Board of Directors and stockholders at which the Chairman of the Board is not present.
◆	Consult with the Chairman of the Board on the agendas and schedules for meetings of the Board of Directors.
◆	Have the ability to call meetings of the Board.
◆

Determine, in conjunction with the Board of Directors, the need for, have the ability to call, and preside at meetings of the independent directors and, following each such meeting, promptly communicate to the Chairman of the Board the substance of the discussions that occurred at the meeting.

◆	Serve as a member of the Advisory Committee of the Board of Directors.
◆	Serve as the acting Chairman of the Board in the event of an extended incapacitation of the Chairman until the incapacitation has ended or a successor to the Chairman is elected.
◆	Together with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee, interview all new director candidates.
◆	Consult with the Chairman of the Board with respect to the quality and timeliness of information provided to the Board.
◆	Perform such other duties and responsibilities as may be assigned to the Lead Independent Director by the Board.

Risk Oversight

Risk is inherent in every business, particularly for financial institutions, and we face several risks, including, for example, credit, market, liquidity, operational, strategic, compliance, legal and reputation risks.  We do not view risk in isolation, but rather consider risk as part of our ongoing consideration of business strategy and business decisions.  We also are mindful that risk oversight is not about eliminating all risks, but rather identifying, accepting and managing risks at appropriate levels while balancing prudent business considerations, as well as safety and soundness.

We support our risk oversight process through a governance structure involving our Board of Directors and management.  Management is responsible for the day-to-day management of the risks the Company faces.  It establishes and maintains risk management processes,  policies and tolerance ranges designed to balance our operations and business opportunities with risk mitigation in order to create stockholder value.  It is management’s responsibility to anticipate, identify and communicate risks to the Board of Directors and its committees.  The Company also has a Chief Risk Officer, who is responsible for the design and implementation of our risk management processes.

We have a Strategic Risk Management Committee composed of members of executive management.  The purpose of this committee is to provide a centralized forum to manage key risks that could negatively impact the Company’s operating performance and execution of its business plan.  This committee, through our Chief Risk Officer, also reports at least quarterly to the Enterprise Risk Committee of our Board of Directors on significant risk management matters.

2020 Proxy Statement	27

Corporate Governance at First Midwest

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that our enterprise risk management framework, policies and profiles designed and implemented by management are appropriate and functioning as contemplated.

The Board performs its risk oversight function primarily through its committees and the operation of the Bank’s board of directors.  The Board committee that is primarily involved in assisting the Board of Directors with its oversight of enterprise-wide risk management is the Enterprise Risk Committee.  Among other responsibilities, this committee approves risk appetites and profiles established by management for key business risks and confirms that business decisions are executed within the established risk tolerances.

Each of the Board’s standing committees is comprised entirely of independent directors and supports the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight, as follows:

◆	Audit Committee. Assists the Board with risk oversight in the areas of financial reporting, internal controls, tax and compliance with certain public reporting requirements.
◆

Compensation Committee. Assists the Board with risk oversight associated with our compensation policies and programs, including maintaining an executive compensation program that is designed to encourage the achievement of corporate objectives and strategies, enhance stockholder value and incent and retain our executive officers, and discourage unnecessary or excessive risk taking.

◆	Enterprise Risk Committee. Assists the Board with the oversight of the Company’s enterprise-wide risk management framework.
◆	Nominating and Corporate Governance Committee. Assists the Board with risk oversight associated with corporate governance, Board and Board committee composition and director and executive succession.

Each committee reports to the full Board of Directors at least quarterly at regular meetings concerning the activities of the committee, the significant matters it has discussed and the actions taken by the committee.  The Board also receives reports directly from our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and General Counsel, as well as other members of management, regarding the Company’s risk management functions.  Key members of senior management attend Board and Board committee meetings and are available to address any questions or concerns raised by the Board of Directors.

Cybersecurity Risk Oversight

Cybersecurity risk is a component of operational risk at the Company.  We recognize the importance of maintaining the trust of our customers with respect to their confidential financial information and devote significant attention to cybersecurity risk.  In this regard, we use a variety of techniques that are intended to secure our operations and confidential information, consult with third-party security advisors and maintain cyber insurance.

Our Board of Directors oversees management of cybersecurity risk.  Senior management is responsible for the day-to-day management of cybersecurity risk and the design and implementation of policies, processes and procedures to address and mitigate this risk.  The Board and our Enterprise Risk Committee receive periodic reports from and engage in discussions with senior management on the effectiveness of our cybersecurity program and review our inherent risks, the plans and programs designed to address these risks and our progress in doing so.

Meetings

Our Board of Directors holds regular quarterly meetings and special meetings as needed.  In 2019, the Board held four regularly scheduled meetings, and our independent directors met separately without management present following each regular meeting.  Our directors also communicate with each other between meetings.  Further, the Board of Directors devotes additional time outside of its regular meetings to discussions with our Chief Executive Officer and members of executive management about the Company’s long-term strategy, corporate objectives and initiatives and industry and market updates, which are then discussed further at the Board’s quarterly meetings.

28	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

We expect our directors to attend all Board and committee meetings for those committees on which they serve.  Directors are also expected to attend each annual meeting of stockholders.  All of our directors attended last year’s annual meeting, and 11 of our 12 directors attended 100% of the total number of meetings of the Board and committees on which he or she served during 2019, with the remaining director attending all but one meeting.

Board Committees

Our Board of Directors has four standing committees: our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee.  Each standing committee has a written charter that each committee and the Board of Directors reviews annually.  Our Board has determined that each of the members of our standing committees is independent under the provisions of our Corporate Governance Guidelines and the rules of the NASDAQ Stock Market.  The Board of Directors has also established an Advisory Committee for the purpose of providing advice to management with respect to business matters as needed between regular meetings of the Board and undertaking such other duties and responsibilities as may be delegated to this committee by the Board.

Under our Corporate Governance Guidelines, the members of each Board committee (including each committee chair) are appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee, and a member may only serve as the chair of one committee of the Board at any given time.

Below is a brief description, including membership and meeting information for 2019, of each standing committee of our Board of Directors, as well as our Advisory Committee.  Each standing committee has the authority to engage, at the Company’s expense, legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.  The charter of each standing committee describes the specific responsibilities and functions of the committee.  Copies of our Audit Committee, Compensation Committee, Enterprise Risk Committee and Nominating and Corporate Governance Committee charters are available by visiting our website at www.firstmidwest.com/corporategovernance.

2020 Proxy Statement	29

Corporate Governance at First Midwest

Audit Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2019
Stephen C. Van Arsdell (Chair) Thomas L. Brown Phupinder S. Gill Kathryn J. Hayley Frank B. Modruson Michael J. Small

◆   Appoint our independent registered public accounting firm and pre-approve all services performed by this firm.

◆   Oversee the external financial reporting process and the adequacy of the Company’s internal controls over financial reporting.

◆   Oversee the appointment of the audit services director, who is responsible for the Company’s internal audit function.

◆   Oversee the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors.

◆   Oversee the process for determining the independence of the independent registered public accounting firm.

◆   Oversee the procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters.

◆   Discuss with management and the independent registered public accounting firm the critical accounting policies and practices used by the Company, any off-balance sheet items and significant judgments made in connection with the preparation of the Company’s financial statements.

◆   Discuss with management and the independent registered public accounting firm certain reports filed with the SEC.

◆   Discuss with management the Company’s policies and procedures relating to compliance with applicable laws and regulations pertaining to financial reporting and disclosure.

8

Compensation Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2019
Barbara A. Boigegrain (Chair) Kathryn J. Hayley Peter J. Henseler Ellen A. Rudnick

◆   Review and approve our executive compensation philosophy.

◆   Oversee the development and implementation of our compensation policies and programs.

◆   Review and monitor our incentive and other compensation programs.

◆   Recommend to our Board of Directors goals and objectives relating to the compensation of our Chief Executive Officer.

◆   Assist our Board of Directors in evaluating the performance of our Chief Executive Officer and recommend to our Board the Chief Executive Officer’s compensation.

◆   Review and recommend to our Board of Directors the annual compensation of senior executive management.

◆   Approve the Company’s peer group used for comparative compensation purposes.

◆   Review and recommend to our Board of Directors the annual compensation of our directors.

◆   Administer our 2018 Stock and Incentive Plan and Non-Employee Directors Stock Plan.

◆   Discuss with management the Company’s health and welfare programs.

◆   Appoint the plan administrators for the Company’s retirement plans and the members of the Company’s retirement and benefit plans administrative committee.

◆   Conduct an annual risk assessment of our compensation programs.

◆   Retain an independent compensation consultant to provide advice to the Compensation Committee relative to compensation matters.

5

30	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Enterprise Risk Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2019
J. Stephen Vanderwoude (Chair) Thomas L. Brown Phupinder S. Gill Frank B. Modruson Michael J. Small

◆   Review and approve policies establishing risk management governance, risk appetite, risk management procedures and risk control infrastructure for the Company’s enterprise-wide operations.

◆   Approve our enterprise risk management framework and oversee management’s oversight of the processes and systems for implementing and monitoring compliance with this framework.

◆   Approve the Company’s risk appetite statement.

◆   Review reports from management to evaluate the Company’s assessment and management of enterprise-wide risks identified through the enterprise risk management program.

◆   Review reports from management relating to its assessment and monitoring of market, liquidity, operational, strategic, compliance, legal and reputational risks at the Company.

◆   Review and recommend to the Board for approval annually the Company’s capital management policy.

◆   Review and recommend to the Board for approval annually the Company’s capital plan and monitor management’s adherence to the plan.

4

Nominating and Corporate Governance Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2019
Ellen A. Rudnick (Chair) Barbara A. Boigegrain Peter J. Henseler Stephen C. Van Arsdell J. Stephen Vanderwoude

◆   Recommend to the Board of Directors the director nominees for election at any meeting of stockholders at which directors are elected.

◆   Identify, interview and recruit individuals to serve as members of our Board of Directors.

◆   Oversee matters of corporate governance, including review of the Company’s Corporate Governance Guidelines, Code of Ethics and Standards of Conduct and stock ownership guidelines.

◆   Advise the Board of Directors on Board and committee organization, membership, function, performance and effectiveness.

◆   Recommend to the Board of Directors the appointment of a director to serve as the Chairman of the Board and, if the Chairman also serves as the CEO, the Lead Independent Director.

◆   Review director independence standards and qualifications and make recommendations to the Board of Directors with respect to the determination of the independence and qualifications of directors.

◆   Assist and advise regarding executive management succession.

◆   Approve, subject to stockholder approval where required, amendments to the Company’s Certificate of Incorporation, By-Laws and Corporate Governance Guidelines.

◆   Discuss with management the Company’s corporate social responsibility program and initiatives.

◆   Assist the Chairman of the Board with director education at the Company.

◆   Review related person transactions, if and when they arise.

◆   Oversee the annual self-evaluation process of the Board of Directors and each of its committees.

4

2020 Proxy Statement	31

Corporate Governance at First Midwest

Advisory Committee

# of Meetings
Committee Members	Primary Responsibilities	in 2019
Michael L. Scudder (Chair) Barbara A. Boigegrain Ellen A. Rudnick Stephen C. Van Arsdell J. Stephen Vanderwoude	◆ Advise and consult with management with respect to business matters as needed between regular meetings of the Board of Directors. ◆ Undertake such other duties and responsibilities as may be delegated to this committee by the Board of Directors.	—

Board and Committee Self-Evaluations

The Board of Directors and the Audit, Compensation, Enterprise Risk and Nominating and Corporate Governance Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committees on which the director sits.  The Nominating and Corporate Governance Committee oversees these evaluations.  As part of this process, each director completes an annual self-evaluation of the Board and the committees on which the director sits and has an individual meeting with the Chair of the Nominating and Corporate Governance Committee.  The results of the self-evaluations are reported to the Board of Directors.

Director Education

The Chairman of the Board oversees director education at the Company, with the input of the Nominating and Corporate Governance Committee.  Director education occurs for the full Board and for each of the Board’s committees.  Our education program involves quarterly in-person presentations on relevant topics by management, outside advisors or industry experts, attendance at national and local conferences and meetings (sponsored by federal bank regulatory agencies, the National Association of Corporate Directors and others), access to board and governance related portals maintained by outside advisors or industry experts and subscriptions to pertinent periodicals and other materials.

Related Person Transactions

We maintain a written policy for reviewing, approving and monitoring transactions involving the Company and related persons (generally, directors and executive officers or their immediate family members, or stockholders owning 5% or more of our Common Stock).

Our Nominating and Corporate Governance Committee is responsible for reviewing and approving (or ratifying) all transactions with related persons.  The Nominating and Corporate Governance Committee will consider all relevant factors in its analysis, including whether the transaction is on an arm’s length basis with terms comparable to those available to third parties.  The Nominating and Corporate Governance Committee will also determine whether any transaction with a related person impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.  The Chair of the Nominating and Corporate Governance Committee may pre-approve or ratify any transaction with a related person involving an amount up to $1,000,000.  The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity and certain ordinary course banking transactions, including loans made by First Midwest Bank, will be deemed to be pre-approved by the Nominating and Corporate Governance Committee.

From time to time, First Midwest Bank engages in transactions with some of our executive officers, directors and entities with which they are associated.  These transactions involve loans extended in accordance with Regulation O of the Federal Reserve and other banking services, all of which are in the ordinary course of business and on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to the Company and do not involve more than the normal risk of collectability or present other unfavorable features.

32	First Midwest Bancorp, Inc.

Corporate Governance at First Midwest

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our executive officers or employees.  None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving on our Board of Directors or our Compensation Committee.

Stockholder Engagement

In 2019, we initiated a stockholder engagement program in order to promote an open dialogue between the Company and our largest stockholders.  Through this program, we engaged with several of our institutional stockholders owning in the aggregate over 20% of our outstanding Common Stock.  The meetings with our stockholders included discussion of our business strategy, the composition and qualifications of our Board of Directors, corporate governance practices,  executive compensation and corporate social responsibility activities, among other topics.  We value the input and perspectives that we received during these discussions and will carefully consider stockholder feedback as we review our corporate practices.  We plan to continue our engagement program to further open and constructive dialogue with our stockholders.

Stockholder Communication with Directors

Stockholders may contact the Chairman of the Board, the Lead Independent Director, an individual director, the entire Board of Directors, our independent directors as a group or a specific Board committee by submitting written correspondence to First Midwest Bancorp, Inc., Attn: Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.  Each communication should specify the applicable addressee(s) to be contacted as well as the general topic of the communication.  The Company will initially receive and process communications before forwarding them to the addressee(s).  Communications also may be referred to other departments within the Company.  The Company generally will not forward to the directors a communication that involves routine business matters of the Company or First Midwest Bank, an irrelevant topic or a request for general information about the Company.  Communications regarding accounting or auditing matters should be made in writing and addressed to the Board’s Audit Committee Chair or the Company’s Audit Services Director at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

Whistleblower Policy

We have adopted a comprehensive whistleblower policy in furtherance of our commitment to conduct our affairs in compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices.  The whistleblower policy establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters.   The whistleblower policy also provides a process for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  Our Audit Committee oversees the administration of the whistleblower policy and determines the application of corrective action as appropriate.

2020 Proxy Statement	33

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 27, 2020, the Record Date, information about the beneficial ownership of our Common Stock by all directors, our named executive officers and our directors and all executive officers as a group.  Except as described below, each stockholder has sole voting and investment power for all shares shown.   Unless otherwise indicated, the address of each beneficial owner is c/o First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

We calculated the percent of class based on 114,327,151 shares of Common Stock outstanding on March 27, 2020.  We include shares of restricted stock subject to future vesting conditions for which an individual has voting but not dispositive power.  We also include shares underlying restricted stock units and performance shares that could vest within 60 days of March 27, 2020, even though an individual has neither voting nor dispositive power.  Those shares are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of	Percent of
Beneficial Owner	Shares/Units(1)(2)(3)	Class
Directors
Barbara A. Boigegrain	37,896	*
Thomas L. Brown	15,676	*
Phupinder S. Gill	57,867	*
Kathryn J. Hayley	23,000	*
Peter J. Henseler	27,315	*
Frank B. Modruson	10,171	*
Ellen A. Rudnick	35,758	*
Mark G. Sander	224,511	*
Michael L. Scudder	319,495	*
Michael J. Small	29,851	*
Stephen C. Van Arsdell	24,444	*
J. Stephen Vanderwoude	33,654	*
Named Executive Officers (other than Messrs. Sander and Scudder)
Patrick S. Barrett	73,831	*
Michael W. Jamieson	31,669	*
Thomas M. Prame	60,759	*
All directors and executive officers (including named executive officers) as a group (23 persons) (4)	1,243,326	1.1%

*Less than 1%.

(1)

Some of our directors and officers have deferred cash compensation (in the form of phantom Common Stock) or stock option gains (in the form of Common Stock equivalents) under our deferred compensation plans.  Some of these deferred amounts will be paid in shares of our Common Stock upon the director’s or officer’s retirement or other termination of employment or service with the Company.  The directors and officers have voting and investment power for the shares of phantom Common Stock and voting power but no dispositive power for the Common Stock equivalent shares.  All shares held under our deferred compensation plans are included in the totals for our directors and officers.  The number of shares of Common Stock to which our directors and officers would be entitled had their service or employment with the Company terminated as of March 27, 2020 is as follows: Mr. Brown, 12,676 shares; Mr. Gill, 30,373 shares; Mr. Henseler, 1,938 shares; Mr. Van Arsdell, 7,944 shares; Mr. Vanderwoude, 21,154 shares; Mr. Scudder, 10,211 shares; and Mr. Prame, 2,130 shares.

(2)	Includes the following shares of Common Stock held through the Company’s 401(k) Plan: Mr. Sander, 373 shares; and Mr. Prame, 87 shares.
(3)

Includes the following shares of restricted stock subject to future vesting conditions for which the individual has voting but not dispositive power: Mr. Scudder, 58,806 shares; Mr. Sander, 41,022 shares; Mr. Barrett, 43,958 shares; Mr. Jamieson, 13,618 shares; and Mr. Prame, 19,977 shares. For Mr. Jamieson, excludes 9,556 restricted stock units that would not vest within 60 days after March 27, 2020 under the terms of the applicable award agreements.

34	First Midwest Bancorp, Inc.

Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

(4)

Includes:  86,461 shares of Common Stock payable to certain directors and executive officers pursuant to our deferred compensation plans; 12,329 shares of Common Stock held in our 401(k) Plan for the accounts of certain executive officers; and 278,195 shares of restricted stock.  Excludes: 21,829 restricted stock units and 83,755 earned performance shares that would not vest within 60 days after March 27, 2020 under the terms of the applicable award agreements.

Other Security Ownership

The following table identifies each person known to us as of March 27, 2020 to beneficially own more than 5% of our outstanding Common Stock.

	Number	Percent
Name and Address of Beneficial Owner	of Shares	of Class
BlackRock, Inc.(1)	15,235,535	13.9%
55 East 52nd Street
New York, New York 10055
The Vanguard Group(2)	11,689,472	10.6%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP(3)	7,308,940	6.7%
Building One
6300 Bee Cave Road
Austin, Texas 78746
Wellington Management Group LLP(4)	6,038,354	5.5%
c/o Wellington Management Company LLP
280 Congress Street
Boston, Massachusetts 02210

(1)

This information is based solely on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., which reported sole voting power as to 15,005,960 shares and sole dispositive power as to 15,235,535 shares as of December 31, 2019.

(2)

This information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, which reported sole voting power as to 105,546 shares, shared voting power as to 13,142 shares, sole dispositive power as to 11,584,118 shares and shared dispositive power as to 105,354 shares as of December 31, 2019.

(3)

This information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP, which reported sole voting power as to 7,179,409 shares and sole dispositive power as to 7,308,940 shares as of December 31, 2019.  Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of all securities reported on the Schedule 13G/A.

(4)

This information is based solely on a Schedule 13G/A filed with the SEC on January 28, 2020 by Wellington Management Group LLP (“WMG”) on behalf of each of WMG, Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”).  The Schedule 13G/A reported that each of WMG, WGH and WIAH shared voting power as to 5,277,399 shares and shared dispositive power as to 6,038,354 shares, and WMC shared voting power as to 4,865,882 shares and shared dispositive power as to 5,616,205 shares, as of December 31, 2019.

2020 Proxy Statement	35

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation set at levels we believe will allow us to attract and retain qualified individuals to serve on our Board of Directors.  Each year, the Compensation Committee reviews, with the assistance of our independent compensation consultant, and makes a recommendation to our Board of Directors regarding the compensation that we pay to our directors.  In setting director compensation, we consider the significant amount of time that directors devote to fulfilling their duties, advice that we receive from our compensation consultant and comparative data regarding director compensation at the companies in our peer group as well as other public companies in the Midwest, which is the area where we primarily compete for director candidates.

For 2019, the Compensation Committee recommended to our Board of Directors, and the Board subsequently approved, that both the annual fixed cash retainer and the annual award of Common Stock paid to each non-employee director should be increased from $52,500 to $55,000, for a total of $110,000.  The awards of Common Stock are granted as fully-vested shares of Common Stock, and our directors may elect to receive the stock component of their director compensation in cash.

Michael L. Scudder, our Chairman and Chief Executive Officer, and Mark G. Sander, our President and Chief Operating Officer, do not receive compensation for serving as a member of the Board.  In addition, Br. James Gaffney, who retired as a director in 2019, elected not to receive any director compensation for his service on the Board.

The following table summarizes our annual compensation for non-employee directors for 2019:

Component		Amount
An annual fixed cash retainer for each non-employee director		$55,000
An annual award of Common Stock for each non-employee director(1)		$55,000
An annual fixed cash retainer for the Lead Independent Director		$25,000

Committee	Chair Cash Retainer	Member Cash Retainer
Audit	$15,000	$7,500
Compensation	$15,000	$6,000
Enterprise Risk	$15,000	$5,000
Nominating and Corporate Governance	$10,000	$2,500

(1)	A director may elect to receive the stock component of his or her director compensation in cash.

Each director’s annual cash retainer and Common Stock award are paid in equal quarterly installments in arrears.  Payment of each retainer installment is contingent upon the director’s service during the preceding quarter.  We do not pay separate fees for attendance at Board or Board committee meetings.  We also reimburse our directors for their reasonable Board and committee attendance-related expenses.

Barbara A. Boigegrain, Phupinder S. Gill, Peter J. Henseler, Frank B. Modruson and Ellen A. Rudnick each received an award of 2,643 shares of fully-vested Common Stock for their 2019 service as the stock component of their director compensation.  Thomas L. Brown, Kathryn J. Hayley, Michael J. Small, Stephen C. Van Arsdell and J. Stephen Vanderwoude each elected to receive cash in lieu of shares of fully-vested Common Stock for 2019, with certain of these directors deferring cash compensation into our Deferred Compensation Plan and using plan balances to purchase shares of Common Stock.

Deferred Compensation Plan for Non-Employee Directors

Our Deferred Compensation Plan allows non-employee directors to defer receipt of either 50% or 100% of their director fees and retainers.  Deferral elections are made in December of each year for amounts payable in the following year.  Amounts are deemed to be invested in separate investment accounts under the plan, with the various investment alternatives available under our Deferred Compensation Plan, including an investment account for shares of our Common Stock.

36	First Midwest Bancorp, Inc.

Director Compensation

Deferred director fees and retainers are payable at the director’s election, either as a lump sum or in installments over a period not to exceed fifteen years.  Payments under the Deferred Compensation Plan begin at the date specified by the director or upon cessation of service as a director.

2019 Director Compensation Table

The following table and explanatory notes provide information regarding the cash and Common Stock awarded to each non-employee director during 2019.

					Change in
					Pension Value(3)
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation(3)	Earnings	Compensation(4)	Total
Barbara A. Boigegrain	$72,500	$55,000	$—	$—	$—	$—	$127,500
Thomas L. Brown	122,500	—	—	—	—	—	122,500
Br. James Gaffney(5)(6)	—	—	—	—	—	—	—
Phupinder S. Gill	67,500	55,000	—	—	—	—	122,500
Kathryn J. Hayley	123,500	—	—	—	—	—	123,500
Peter J. Henseler	63,500	55,000	—	—	—	—	118,500
Frank B. Modruson	67,500	55,000	—	—	—	—	122,500
Ellen A. Rudnick(6)	67,875	55,000	—	—	—	—	122,875
Michael J. Small	122,500	—	—	—	—	—	122,500
Stephen C. Van Arsdell	127,500	—	—	—	—	2,500	130,000
J. Stephen Vanderwoude	152,500	—	—	—	—	—	152,500

(1)	Includes amounts deferred at the election of the directors pursuant to our Deferred Compensation Plan.
(2)

Amounts represent the aggregate grant-date fair value of Common Stock awards granted under our Non-Employee Directors Stock Plan during the period, calculated in accordance with FASB ASC 718.   Assumptions used in the calculation of these amounts are described in Note 18 to our audited financial statements included in our Form 10‑K.  The aggregate number of shares of Common Stock granted by the Company to each non-employee director during 2019 was 2,643 shares to each of Ms. Boigegrain, Mr. Gill, Mr. Henseler, Mr. Modruson and Ms. Rudnick.

(3)	The Company does not maintain a non-equity incentive plan or pension plan for directors.
(4)	The amount for Mr. Van Arsdell includes $2,500 paid under our matching gift donation program to eligible educational institutions designated by the director.
(5)	Br. Gaffney elected not to receive any compensation for his service on the Board of Directors and retired from the Board at the 2019 annual meeting of stockholders.
(6)

Upon the retirement of Br. Gaffney from the Board, Ms. Rudnick assumed the additional position of Chair of the Nominating and Corporate Governance Committee and thus received pro-rated compensation for her service in this capacity in 2019.

2020 Director Compensation

Consistent with its annual review of our director compensation program, the Compensation Committee reviewed the amount of compensation paid to our directors.  In connection with its review of our director compensation program, the Compensation Committee held discussions with its independent compensation consultant.  At the time of these discussions, the Compensation Committee was considering for approval a proposed new peer group, which was later approved and became the 2020 peer group identified in Compensation Discussion and Analysis—Our Executive Compensation Philosophy—2020 Peer Group.   The Committee considered director compensation data from the companies in the 2020 peer group and other public companies in the Midwest, as well as other information.  In setting director fees, the Committee desires to compensate our directors at approximately the median compensation level for directors in the 2020 peer group and to continue to attract and retain qualified directors.

2020 Proxy Statement	37

Director Compensation

Upon the conclusion of this process, the Compensation Committee recommended to our Board of Directors that for 2020, compensation for our directors, Lead Independent Director, committee chairs and committee members would remain at the same levels as in 2019.  Our Board of Directors concurred with the Compensation Committee’s recommendation not to increase director compensation for 2020.  Director, Lead Independent Director, committee chair and committee member compensation was at approximately the median compensation level for similar positions at companies in our 2020 peer group.

Director Stock Ownership Guidelines

We believe that each director should have a meaningful equity investment in our Company.  Our director stock ownership guidelines provide that directors are expected to own Common Stock equal in value to 3x the total annual base compensation for non-employee directors, or $330,000.  This amount is the equivalent of 6x the base annual cash retainer paid to our non-employee directors.  Directors are expected to acquire and maintain this share ownership threshold within five years of joining the Board of Directors.  Based on the closing price of our Common Stock on February 24, 2020, all of our directors have satisfied our stock ownership guidelines with the exception of one of our newer directors who is still accumulating stock within the timeframe allowed under the guidelines.

38	First Midwest Bancorp, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy and program as established by our Compensation Committee.  Below is a roadmap to our Compensation Discussion and Analysis.

		PAGE
Executive Summary		40
1	Pay-for-Performance Compensation Program Performance Metrics 2019 CEO Pay Decisions 2020 Compensation Program Updates Stockholder Say-on-Pay Vote in 2019

Our Executive Compensation Philosophy		44
2	Compensation Best Practices Compensation Procedures 2019 Peer Group 2020 Peer Group

Performance		50
3	How We Measure Company Performance How We Measure Individual Performance Internal Pay Considerations

2019 Compensation Program		52
4

Components of Our Executive Compensation Program

Base Salary

Annual Cash Incentive Compensation

Long-Term At-Risk Equity Compensation (Performance Shares and Restricted Stock)

Retirement and Other Welfare Benefits

Perquisites

Policies, Guidelines and Other Practices		63
5

Stock Ownership Guidelines

Clawback, Anti-Pledging, Anti-Hedging and Other Policies

Risk Assessment of Executive Compensation Program

Tax Considerations

Employment and Restrictive Covenant Agreements with Our Executive Officers

2020 Proxy Statement	39

Compensation Discussion and Analysis

1	Executive Summary

This Compensation Discussion and Analysis provides information and perspective regarding our 2019 executive compensation program and decisions for our executive officers generally and, more specifically, for our named executive officers identified below:

Name	Title
Michael L. Scudder	Chairman and Chief Executive Officer of the Company and First Midwest Bank
Mark G. Sander	President and Chief Operating Officer of the Company and Vice Chairman, President and Chief Operating Officer of First Midwest Bank
Patrick S. Barrett	Executive Vice President and Chief Financial Officer of the Company and First Midwest Bank
Michael W. Jamieson	Executive Vice President and Director of Commercial Banking of First Midwest Bank
Thomas M. Prame	Executive Vice President and Director of Consumer Banking of First Midwest Bank

We seek to align the interests of our executives with the interests of our stockholders.  As such, we believe it is important to incent and reward our executives for corporate and individual performance, with a clear emphasis on corporate performance.  We maintain a pay-for-performance environment with an executive compensation program having both short-term and long-term awards, including significant equity and cash components that are performance-based or tied to the value of our Common Stock.

Our executive compensation program is designed to accomplish the following goals:

◆	Encourage the achievement of short- and long-term corporate financial objectives that create value for our stockholders.
◆	Align the interests of our executives with our stockholders.
◆	Attract and retain high-performing executives.

Our Compensation Committee also annually reviews, and discusses with its independent compensation consultant, the risks and rewards associated with each element of our executive compensation program to assure that the program does not encourage our executive officers to take excessive risks to enhance their compensation.

This Compensation Discussion and Analysis contains references to certain financial information on an adjusted basis.  This information, as adjusted, excludes certain items, such as acquisition and integration related expenses.  For a more detailed discussion of the financial information we present on an adjusted basis, please see the section of this Proxy Statement entitled Proxy Summary—Certain Financial Information Presented on an Adjusted Basis.

Pay-for-Performance

Consistent with our longstanding compensation practices, cash and equity awards that are performance-based and equity awards that are tied to the value of our Common Stock in 2019 constituted a significant portion of the compensation of our named executive officers.  In 2019, over 75% of the total direct compensation (base salary, annual cash incentive and long-term stock incentive) paid to our Chief Executive Officer and nearly 70% of the total direct compensation paid to our President was at risk, through compensation that either is performance-based or tied to the value of our Common Stock.  This compensation mix places a greater emphasis on performance-based awards, which are only fully realized if the short- and long-term goals of the Company are achieved.  We continued our emphasis on performance-based awards in 2020, including having a significant portion of our CEO’s and our President’s compensation tied to corporate performance.

40	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Our short-term and long-term performance goals are selected in furtherance of strategic and operating objectives that we believe will create long-term value for our stockholders and require the Company to achieve performance at our Board-approved budget in order for our executives to receive target payout levels.  Additionally, our net income, adjusted, goal under our annual cash incentive program must be achieved at least at the threshold level for any payout to be awarded under this program.

Our performance-based compensation programs are designed to be rigorous, as evidenced by the payouts under our annual cash incentive program and performance share program over the last three years reflected below.  We do not believe that our performance goals encourage our executive officers to take undue risks or imprudent actions in order to achieve these goals.

	Payout as a Percentage of Target
Program	2017	2018	2019
Annual Cash Incentive Compensation	98%	100%	107%	*
Performance Shares	97%	92%	100%

*Reflects core corporate performance only and not the impact of line of business contributions, which were added to our annual cash incentive program for certain NEOs for the first time in 2019. The line of business contribution component is discussed more fully below under 2019 Compensation Program—Annual Cash Incentive Compensation.

One of our strategic priorities is strategic expansion, and our Compensation Committee reviews Company performance results relative to the net income, adjusted, goal under our annual cash incentive program both with and without the impact of acquisition activity during the year.  The Committee then applies its judgment to best reflect corporate performance when making payout determinations in any given year.

For our 2019 annual cash incentive program, our Compensation Committee decided to exclude a majority of the 2019 financial contribution of the Bridgeview Bank acquisition, which was completed in the second quarter, from the calculation of the net income, adjusted, performance goal.  This resulted in a reduced payout of 107% of the target award level, excluding line of business contributions.  The reason for this approach was that the financial contribution of our Bridgeview Bank acquisition had not been included in this performance goal because the impact of the Bridgeview Bank acquisition on our 2019 results was not quantifiable at the time the goal was established, as the closing date for the transaction was not then known.  This is discussed more fully below under 2019 Compensation Program—Annual Cash Incentive Compensation.

2020 Proxy Statement	41

Compensation Discussion and Analysis

Compensation Program Performance Metrics

Our compensation program is designed to encourage the achievement of goals that further our corporate strategy and create value for our stockholders.  We select several metrics, establish a performance goal for each metric and then measure the extent to which we achieve these goals.  The charts below illustrate our achievements in 2019 for net income and return on average tangible common equity (RATCE), both as adjusted.  These two metrics constitute important components in the design of our compensation program, and the impact of these results on our program are discussed in more detail later in this Compensation Discussion and Analysis.

Net Income, adjusted	RATCE, adjusted

In addition to our 2019 achievements noted above under About First Midwest , we created long-term stockholder value over the last five years. Below is our one-, three- and five-year total stockholder return as compared to our 2019 peer group and the ^KRX Index. The Company is included in this index.

42	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

2019 CEO Pay Decisions

2019 was a successful year for the Company, as we continued our growth, achieved record earnings and remained focused on continued improvement in our operating efficiency.  Our Compensation Committee reviewed target compensation for our Chief Executive Officer in the first quarter of 2019 and set target opportunities for the year.  Based on an assessment of our CEO’s performance and continued importance in leading the Company, as well as an analysis of CEO compensation across our peer group, including the desire to set compensation at approximately the median of the peer group, the Committee made the following decisions relating to CEO compensation for 2019:

◆	A 3% increase in base salary to $875,500.
◆	An increase to the target opportunity for the annual cash incentive award from 85% to 100% of base salary.
◆	Continuation of the target opportunity for the performance share award of 110% of base salary.
◆	Continuation of the target opportunity for the restricted stock award of 60% of base salary.

These actions increased the emphasis on performance-based compensation, linked 75% of our CEO’s pay to performance-based awards and positioned his target total direct compensation at approximately the median of our peer group.

Based on Company-wide performance under our annual cash incentive program, our CEO earned an award equal to 107% of target for 2019.

The performance share award for the 2017-2019 performance period was earned at 100% of target based on our three-year return on average tangible common equity (RATCE), adjusted, and relative total stockholder return (TSR) performance.

2020 Compensation Program Updates

For 2020, our Compensation Committee approved certain updates to our compensation program, as follows:

◆

Annual Cash Incentive Program.   For our 2020 annual cash incentive program, the Compensation Committee has determined to use the same metrics as those used for 2019 but with the addition of an efficiency ratio metric.  As such, the metrics for the corporate support participants will be net income, adjusted (weighted at 80%), asset quality (weighted at 10%) and efficiency ratio (weighted at 10%).  For the line of business participants, the Committee determined to use net income, adjusted (weighted at 40%), asset quality (weighted at 10%), efficiency ratio (weighted at 10%) and the direct contribution of the applicable line of business (weighted at 40%).

◆

Performance Share Program.   Our performance share program will continue to use two performance metrics, relative TSR and RATCE, adjusted, each weighted at 50%, as well as a three-year performance period.   However, based on  a recommendation from management and the concurrence of the Committee’s independent compensation consultant, our Compensation Committee approved using the ^KRX Index instead of the Company’s peer group to measure relative TSR performance.  Additionally, RATCE, adjusted, also will now be measured and ranked against the companies in the ^KRX Index rather than our budgeted tangible common equity performance for the three-year performance period. The Compensation Committee determined to use the ^KRX Index for purposes of our performance share program because the index is comprised of U.S. regional bank holding companies that are comparable to the Company in terms of size, operations, lines of business and regional presence.  The Company is included in the ^KRX Index.  In addition, unlike our 2019 peer group, which had several companies that were parties to mergers, the ^KRX Index is comprised of a sufficient number of companies to account for the industry consolidation that occurs from time to time.

2020 Proxy Statement	43

Compensation Discussion and Analysis

◆

Restricted Stock Awards.  Beginning in 2020, the restricted stock award granted to our President will be determined in the same way as the restricted stock award granted to our Chief Executive Officer, meaning the award will be solely based on a percentage of the executive’s base salary and individual performance will not be considered.  For our named executive officers other than our CEO and our President, we will continue to award shares of restricted stock based on a percentage of the named executive officer’s base salary, and adjust the award upward or downward depending upon the officer’s individual performance rating for the year.

Stockholder Say-on-Pay Vote in 2019

Our Compensation Committee reviews the annual advisory vote by our stockholders on executive compensation when designing our executive compensation program and setting executive compensation levels.  With respect to compensation decisions in 2019 (and in 2020), the Compensation Committee considered the say-on-pay approval of 94% (98% if abstentions are excluded) of the votes cast at our 2019 annual meeting of stockholders.

Although the Compensation Committee believes these vote results confirm that our stockholders are in agreement with our approach to executive compensation, the Compensation Committee annually evaluates our compensation program and our compensation disclosure practices in an effort to confirm that our pay and performance are aligned and that our compensation practices are clearly disclosed.

Our Compensation Committee intends to consider the vote results from this year, and future advisory votes, when determining the design and amounts provided under our executive compensation program.

2	Our Executive Compensation Philosophy

Our Compensation Committee, with input from our independent compensation consultant and management, has designed a compensation program that promotes a pay-for-performance environment intended to create stockholder value and encourage and reward the Company’s short-term and long-term financial success and the achievement of performance goals established by the Compensation Committee at the beginning of each performance period.  As such, a significant portion of the compensation of our executive officers (including our named executive officers) is at-risk compensation, with the amount of compensation that can be earned tied to the attainment of performance goals and the long-term value of our Common Stock.  The Committee selects metrics that it believes are aligned with our corporate strategies and correlated to the creation of stockholder value and sets performance goals for each metric that it believes are sufficiently rigorous.

44	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Our Compensation Committee also believes that our compensation program must be market-competitive to attract and retain skilled and motivated executives who can successfully grow and manage our business in an increasingly competitive and regulated environment.  Adherence to this philosophy forms the overall premise of our executive compensation program and is based on the compensation principles set forth below.

2020 Proxy Statement	45

Compensation Discussion and Analysis

Compensation Best Practices

The Compensation Committee considers various compensation and corporate governance best practices when making executive compensation decisions, including the following:

WHAT WE DO

√

Double Trigger Vesting of Equity Awards Upon a Change-in-Control
Accelerated vesting requires both a change-in-control of the Company and a qualifying termination of employment (termination without cause or resignation with good reason).

√	Double Trigger for Severance Upon a Change-in-Control Requires both a change-in-control of the Company and a qualifying termination of employment.

√	Capped Incentive Payouts Payouts under our annual cash incentive and performance-based equity programs are each capped at 200% of target.

√

Clawback of Compensation
Employment agreements with our executive officers allow us to recover cash bonuses and other incentive compensation under certain circumstances.  Our 2018 Stock and Incentive Plan also includes clawback provisions.

√	Anti-Pledging and Anti-Hedging Policy Prohibits our executive officers and all other employees from pledging, hedging or selling short shares of our Common Stock.

√	Stock Ownership Guidelines Robust stock ownership guidelines for our executive officers further align their interests with our stockholders’ interests.

√

Independent Compensation Consultant
Our Compensation Committee regularly obtains advice from an independent compensation consultant on our executive compensation program and other executive compensation matters.

√	Minimum Vesting Periods Our equity awards have a period of not less than three years for full vesting to occur, subject to certain limited exceptions.

√	Compensation Risk Assessment Our Compensation Committee conducts, and discusses with its independent compensation consultant, an annual risk assessment of our executive compensation program.

√

Protective Covenants
Our executive officers must be a party to and comply with confidentiality, non-solicitation and, in the case of our Chief Executive Officer and our President, non-competition covenants as a condition to receiving equity and annual cash incentive awards.

WHAT WE DON’T DO

x	No Excise Tax Gross-ups We do not pay our executives a tax gross-up in the event they incur an excise tax from severance benefits paid following a change-in-control.

x	No Dividends Paid on Equity Awards Prior to Vesting We do not pay dividends on performance shares or restricted stock awards before they are earned and vested.

x	No Share Recycling Neither our 2018 Stock and Incentive Plan, nor the predecessor Omnibus Stock and Incentive Plan, permits recycling of shares.

x	No Excessive Perquisites/No Tax Gross-ups on Perquisites Perquisites represent an immaterial portion of our executive compensation and we do not provide for tax gross-ups on perquisites.

x

No Stock Option Repricing
Both our 2018 Stock and Incentive Plan and the predecessor Omnibus Stock and Incentive Plan prohibit repricing of stock options and stock appreciation rights, as well as cash buyouts or exchanges of underwater stock options, without stockholder approval.

46	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Compensation Procedures

Set forth below are the compensation procedures followed each year by the Compensation Committee, our compensation consultant and management.

  Subject to approval of our Board of Directors, the Compensation Committee reviews and approves the principal elements and amounts of compensation paid to our Chief Executive Officer, Chief Operating Officer and other executive officers.

  Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our Chief Operating Officer and other executive officers other than himself.

  Our Compensation Committee considers information provided by its compensation consultant and management and obtained from publicly available information about the companies in our peer group.

  Our Chief Executive Officer and Chief Operating Officer review the performance of their respective direct reports and each determine the individual performance ratings of these executives for the year.

  Individual performance ratings impact the amount of annual cash incentive compensation earned by, and the restricted stock awards granted to, our executive officers other than our Chief Executive Officer and Chief Operating Officer, whose performance is based solely on the Company’s performance.

  CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

  CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition.

  CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended [__] meeting[s] in 2017.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

  Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee reviews and approves our executive compensation philosophy.

◆   Our Compensation Committee considers information provided by its independent compensation consultant, Compensation Advisory Partners LLC (“CAP”), and management, as well as obtained from publicly available information about the companies in our peer group.

◆   Subject to approval of our Board of Directors, the Compensation Committee reviews and recommends the principal elements and amounts of compensation paid to our Chief Executive Officer, our President and other executive officers.

◆   Our Compensation Committee reviews the Chief Executive Officer’s performance and considers the recommendations of the Chief Executive Officer when determining compensation for our President and other executive officers other than himself.

◆   Our Compensation Committee assesses CAP’s independence each year and concluded that CAP is independent under applicable rules of the NASDAQ Stock Market.

◆   Our Compensation Committee retained CAP to serve as its independent compensation consultant for 2019.  CAP reports directly to the Compensation Committee.

◆   CAP assists our Compensation Committee with executive compensation program design, ongoing review of our executive compensation program and the amounts and mix of cash, equity and incentive compensation to be paid to our executive officers.

◆   CAP also provides analysis of the compensation practices of companies in our peer group and in our market area, assessment of the market competitiveness of our executive compensation program, say-on-pay analysis and peer group composition recommendations.

◆   CAP participates in Compensation Committee meetings on request, regularly provides input for Committee meetings and attended all Committee meetings in 2019.  Members of our Compensation Committee also consult with CAP outside of Committee meetings.

◆   Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation for our President and other executive officers.

◆   Our Chief Executive Officer and our President review the performance of the Company and their respective direct reports and each determines the individual performance ratings of these executives for the year, subject to review by the Compensation Committee.

◆   Individual performance ratings impact the amount of annual cash incentive compensation earned by our executive officers other than our Chief Executive Officer and our President, whose performance is based solely on the Company’s performance.  Individual performance ratings also impact the restricted stock awards granted to our executive officers other than our CEO and, beginning in 2020, our President.

2020 Proxy Statement	47

Compensation Discussion and Analysis

2019 Peer Group

Our Compensation Committee reviews publicly-available information about a group of regional bank holding companies whose size, business mix and geographical markets are generally similar to ours and with whom we may compete for executive talent.  We refer to these institutions as our peer group.

Our Compensation Committee uses peer information as one of several factors when evaluating and setting the elements and amounts of the compensation paid to our named executive officers.  The Committee considers peer group and other available data, including market surveys, as a competitive market check when establishing the compensation of our named executive officers.  The Committee strives to set compensation at approximately the median for comparable officers of the peer group.

Our peer group is developed with input from our independent compensation consultant and management, and is approved annually by the Compensation Committee.  Companies in our peer group may be removed from year-to-year if a company has been acquired or if a peer company’s size, business mix or other factors have changed such that the Compensation Committee believes that a particular company no longer continues to be representative of the peer group or the Company.  Our 2019 peer group consisted of the following 17 companies:

2019 PEER GROUP
Name of Institution
BancorpSouth Bank (Tupelo, MS)
Chemical Financial Corporation (Detroit, MI)
F.N.B. Corporation (Pittsburgh, PA)
Fulton Financial Corporation (Lancaster, PA)
Great Western Bancorp, Inc. (Sioux Falls, SD)
Hancock Whitney Corporation (Gulfport, MS)
IBERIABANK Corporation (Lafayette, LA)
Old National Bancorp (Evansville, IN)
Sterling Bancorp (Montebello, NY)
TCF Financial Corporation (Wayzata, MN)
Texas Capital Bancshares, Inc. (Dallas, TX)
Trustmark Corporation (Jackson, MS)
UMB Financial Corporation (Kansas City, MO)
United Bankshares, Inc. (Charleston, WV)
Valley National Bancorp (Wayne, NJ)
Western Alliance Bancorporation (Phoenix, AZ)
Wintrust Financial Corporation (Rosemont, IL)

References to our “peer group” throughout this Proxy Statement are references to the 2019 peer group described above, unless otherwise indicated.

2020 Peer Group

Several institutions that had been in our peer group are or have been subject to M&A activity, resulting in a projected 2020 peer group of 13 companies, down from 18 in 2017.  As a result, management recommended to our Compensation Committee that it was an appropriate time to re-evaluate the composition of our peer group to ensure the structure of our compensation program continues to be consistent with market developments. Management, with input from the Committee’s independent compensation consultant, considered and analyzed various criteria to develop a list of potential peers for the 2020 peer group.  We considered, among other characteristics, publicly-traded financial institutions with total assets of between $10 billion and $40 billion, whether the business models and performance metrics of these companies are similar to or align with our own, and the geographic presence, branch distribution, M&A activity and TSR performance of potential peers.

48	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Based on this analysis, in January 2020, upon management’s recommendation and with the compensation consultant’s concurrence, the Compensation Committee approved the following new peer group as our 2020 peer group.  The 2020 peer group was utilized by the Compensation Committee when establishing the compensation of our named executive officers for 2020.

2020 PEER GROUP
Name of Institution
Associated Banc-Corp (Green Bay, WI)
BancorpSouth Bank (Tupelo, MS)*
Banner Corp (Walla Walla, WA)
Berkshire Hills Bancorp Inc. (Boston, MA)
Cullen/Frost Bankers Inc. (San Antonio, TX)
F.N.B. Corporation (Pittsburgh, PA)*
First Financial Bancorp (Cincinnati, OH)
First Interstate BancSystem (Billings, MT)
First Merchants Corp. (Muncie, IN)
Fulton Financial Corporation (Lancaster, PA)*
Glacier Bancorp Inc (Kalispell, MT)
Hancock Whitney Corporation (Gulfport, MS)*
Heartland Financial USA Inc (Dubuque, IA)
Independent Bank Corp. (Rockland, MA)
Old National Bancorp (Evansville, IN)*
Pinnacle Financial Partners (Nashville, TN)
Prosperity Bancshares Inc. (Houston, TX)
Simmons First National Corp (Pine Bluff, AR)
South State Corporation (Greenville, SC)
Trustmark Corporation (Jackson, MS)*
UMB Financial Corporation (Kansas City, MO)*
Umpqua Holdings Corp. (Portland, OR)
United Bankshares Inc. (Charleston, WV)*
Valley National Bancorp (Wayne, NJ)*
Webster Financial Corp. (Waterbury, CT)
Wintrust Financial Corporation (Rosemont, IL)*

* Denotes an institution that was part of our 2019 peer group.

2020 Proxy Statement	49

Compensation Discussion and Analysis

3	Performance

How We Measure Company Performance

At the beginning of the year, management recommends to our Compensation Committee, and the Committee, following discussions with its independent compensation consultant, approves and recommends to our Board of Directors for approval, corporate-wide metrics, and, in certain cases, line of business-specific metrics, and the performance goals attributed to those metrics.  For purposes of determining our annual cash incentive program and our performance share awards, the Company’s actual performance is measured against these performance goals.

The primary metric for our annual cash incentive program has historically been a metric based on our corporate earnings measured against a performance goal determined by our Compensation Committee.  The performance goals for each metric are based on a Board-approved budget for a particular year.  Payouts under our annual cash incentive program are made only if threshold corporate financial performance is achieved and are based on the degree to which the performance goals for each metric are achieved.  This amount may be increased or decreased for individual executive officers (other than our Chief Executive Officer and our President) based on their individual performance ratings, and also may be decreased if our Compensation Committee determines to use negative discretion to reduce payouts under certain circumstances.

For the performance share component of our executive compensation program, we have historically used an external metric (relative TSR) and an internal metric (RATCE, adjusted), weighted equally at 50% each, and a three-year performance period.  Performance shares have been earned based on the Company’s (i) TSR performance compared to our peer group and (ii) RATCE performance measured against a performance goal tied to our Board-approved budget.

For our performance share awards granted in February 2020 (2020-2022 performance period), the Compensation Committee determined to continue to use both relative TSR and RATCE, adjusted, weighted equally at 50% each, as the performance metrics.  Performance goals for both metrics will be measured on a relative basis over the three-year performance period.  Both metrics will be measured against the ^KRX Index rather than against our peer group for TSR and our budget for RATCE, adjusted, as in prior years.

The Compensation Committee must certify the level of achievement of the performance goals for both annual cash incentive compensation and performance share awards before the awards may be earned.  The Committee takes into consideration the overall quality of results and may determine to make certain adjustments.  Over the past three years, our annual cash incentive (as to core corporate performance and excluding line of business contributions) and performance share programs have paid out between 92% and 107% of target, demonstrating the rigor of our performance-based compensation programs.

How We Measure Individual Performance

In 2019, a portion of the annual cash incentive compensation awards that could be earned by our named executive officers, other than our Chief Executive Officer and our President, was tied to each officer’s individual performance rating for the year and a percentage of the officer’s base salary.  Additionally, the number of shares of restricted stock awarded to our named executive officers, other than our Chief Executive Officer, was based on the officer’s individual performance rating and a percentage of the officer’s base salary.  The annual cash incentive awards for our Chief Executive Officer and our President are based solely on Company performance.  The annual restricted stock award for our Chief Executive Officer is based solely on a percentage of his base salary.  Beginning in 2020, the annual restricted stock award for our President will also be based solely on a percentage of his base salary.

50	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

The determination of a named executive officer’s individual performance rating is based on actions taken or results achieved by the executive and how these actions and results impacted overall corporate performance and achievement of the goals under our annual cash incentive and performance share programs, as well as specific individual goals established for the executive at the beginning of the year.  A subjective assessment of an executive officer’s leadership and other contributions to the Company also may be factored into his or her individual performance rating.  Our Chief Executive Officer and our President annually determine the individual performance ratings of their respective direct reports for a particular year, subject to review by the Compensation Committee.

Internal Pay Considerations

Our Compensation Committee believes that our executive compensation programs must be internally consistent and equitable in order for the Company to be able to attract and retain the executive officers necessary to achieve our business and financial objectives and to create a cohesive team atmosphere within the Company.  As such, the Committee reviews total compensation and various elements of compensation paid to our Chief Executive Officer in relation to our President and to our other named executive officers as a group, as well as the compensation of our CEO as compared to the executive officers at the companies in our peer group.  The Committee uses this information as another point of reference in its compensation decisions.

2020 Proxy Statement	51

Compensation Discussion and Analysis

4	2019 Compensation Program

The Compensation Committee approves, subject to approval by our full Board of Directors, the compensation of our Chief Executive Officer and our other named executive officers each year.  In determining the compensation of our named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and, with respect to his direct reports, the President.  The Committee also considers guidance from its independent compensation consultant.  Compensation is determined based on a consideration of financial performance relative to our corporate performance goals and, with the exception of our CEO and our President, each named executive officer’s individual performance, market factors and our views regarding a named executive officer’s scope of job responsibilities, demonstrated leadership abilities, management effectiveness and achievement of individual performance goals.

Components of Our Executive Compensation Program

Base Salary
1
Performance-Based
Annual Cash Incentive
Compensation
2
Restricted Stock
4
3
Performance Shares

52	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

When setting the total compensation opportunity for our named executive officers, our Compensation Committee uses data available from various sources, including peer group information, publicly available data and advice from its compensation consultant.  We also consider other relevant factors, such as Company and individual performance, scope of responsibility, internal pay equity and our compensation philosophy.

We reflect at-risk compensation below as compensation that must be earned on the basis of achievement of performance goals (annual cash incentive and performance shares) or that has a future value based on the performance of our Common Stock (restricted stock).  In 2019, the percentages of each element of total direct compensation paid to our Chief Executive Officer and President were as follows:

Base Salary

We pay our named executive officers a base salary as part of a competitive compensation package.  Base salary is not directly subject to the achievement of any corporate or individual performance goals.  In setting base salary levels, we consider a range of data, including the median base salary paid for positions of similar responsibility at the companies in our peer group as well as the executive’s performance and level of responsibility.

Annually, our Chief Executive Officer recommends to the Compensation Committee changes in base salaries for our named executive officers, other than himself.  Chief Executive Officer pay is set directly by the Compensation Committee, and the base salaries of all named executive officers, including the Chief Executive Officer, are approved by our Compensation Committee and our Board of Directors.

Annual Cash Incentive Compensation

Our annual cash incentive program is a performance-based program with one-year pre-established performance goals and is our vehicle for awarding annual cash bonuses to our named executive officers and other eligible employees.  Executives may earn an incentive cash bonus only upon the achievement of corporate financial goals approved by the Compensation Committee and the Board of Directors at the beginning of the fiscal year based on the Board-approved budget for the year.  The amount of the bonus is determined based on the level of achievement that the Company attains with respect to these corporate financial goals and a percentage of the executive’s base salary, as adjusted upward or downward depending upon the executive’s individual performance rating for the year, other than for our Chief Executive Officer and our President, whose bonuses are each based entirely on Company performance.  The annual cash incentive element of our compensation program encourages

2020 Proxy Statement	53

Compensation Discussion and Analysis

our executives to attain corporate financial performance goals that the Compensation Committee believes are consistent with the strategies established for the Company.

Cash bonus opportunities under our annual cash incentive program are awarded under our stockholder-approved 2018 Stock and Incentive Plan.  Threshold performance for the core net income, adjusted, corporate performance goal must be achieved (regardless of the level of achievement for the other goals) in order for cash bonuses to be earned and paid.

◆

Company Performance. Annually, the Compensation Committee selects the performance goals for the fiscal year and the weighting for the metrics selected. In 2019, for those participants who served in a corporate function (accounting/finance, credit, human resources, legal, marketing/communications, operations/IT, and risk), the Company performance goals included only a corporate financial component, and for those participants who served in a line of business function (commercial, consumer and wealth), a line of business goal was included in addition to the corporate financial component.

◆

Individual Performance. Individual performance is based on the level of achievement of the corporate and individual goals that were established for our named executive officers at the beginning of the year and that contribute to the strategic, operational or financial performance of the Company.  An annual evaluation of each named executive officer’s performance results in an individual performance rating for the officer for the year that affects the executive’s bonus.  However, with respect to our Chief Executive Officer and our President, their annual cash incentive award is based entirely on Company performance.

Base Salary ($)	×	Target Annual Cash Incentive Opportunity (% of Salary)	×	Company Performance and Line of Business Performance (if applicable)	×	Individual Performance (if applicable)	=	Annual Cash Incentive Award ($)

The application of Company performance or individual performance, and the target bonus opportunity expressed as a percentage of base salary, for our named executive officers in 2019 were as follows:

	Target Bonus Opportunity	Performance Metrics Used
	Expressed as a Percentage of	Corporate	Line of Business	Individual
Named Executive Officer	Base Salary	Performance	Performance	Performance
Michael L. Scudder	100%	Yes	No	No
Mark G. Sander	70%	Yes	No	No
Patrick S. Barrett	50%	Yes	No	Yes
Michael W. Jamieson	50%	Yes	Yes	Yes
Thomas M. Prame	50%	Yes	Yes	Yes

54	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

For all corporate function participants, the Compensation Committee selected two corporate performance metrics for the annual cash incentive program for 2019, which are as follows:

Metric	Weight	Description	Purpose
Net Income, adjusted	90%

Net income excluding non-recurring items, such as gains or losses on securities, acquisition and integration related expenses, and costs associated with other significant items approved by the Compensation Committee

Encourages executive management to continue to focus on our current operating performance; this metric also is frequently used to assess short-term corporate performance by stockholders and the investment community

Asset Quality	10%	Non-performing assets and classified loans, excluding accruing troubled debt restructurings	Reflects the importance and continued emphasis on maintaining a high quality credit portfolio

For line of business participants, the Compensation Committee also included the direct contribution of the corresponding line of business as a performance metric for corporate performance.  Of our NEO’s, Messrs. Jamieson and Prame are line of business participants due to their roles as the directors of the Commercial and Consumer lines of business, respectively. The three corporate performance metrics for the annual cash incentive program for the line of business participants for 2019 were as follows:

Metric	Weight	Description	Purpose
Net Income, adjusted	45%	(See above)	(See above)
Asset Quality	10%	(See above)	(See above)
Line of Business Direct Contribution (Commercial, Consumer or Wealth)	45%	Line of business revenue, less direct expenses and estimated credit losses

Encourages each major line of business to focus on its contribution to overall operating performance, aligns incentives with execution of line of business goals, and enhances differentiation in incentive payouts

The Compensation Committee utilized annual cash incentive compensation in 2019 in furtherance of the following strategic priorities:

◆	Emphasize core profitability of the Company.
◆	Continue to profitably increase our loans and diversify our loan portfolio.
◆	Grow deposits and maintain our strong core deposit base and low cost of funds.
◆	Continue to diversify our revenues by increasing fee-based revenues.
◆	Balance investment in our business against risk.
◆	Continued emphasis on our strong credit quality.
◆	Control expenses while funding strategic initiatives, such as additional investment in digital delivery channels.

2020 Proxy Statement	55

Compensation Discussion and Analysis

The range of performance and possible payout (as a percentage of base salary) for each metric, if applicable, were as follows:

Performance Range
	Threshold	Target	Maximum
Metric	(50% of Target)		(175% of Target)
Net Income, adjusted	$166 million	$207 million	$228 million
Asset Quality	$728 million	$550 million	$446 million
Line of Business Direct Contribution, Commercial	$205 million	$256 million	$282 million
Line of Business Direct Contribution, Consumer	$133 million	$166 million	$183 million
Line of Business Direct Contribution, Wealth	$22 million	$27 million	$30 million

The calculation of the payouts for 2019 allocated to Company performance under our annual cash incentive program for our named executive officers was determined as follows (including certain adjustments to net income in accordance with our annual cash incentive program):

Named Executive Officers: Michael L. Scudder, Mark G. Sander, Patrick S. Barrett
	2019 Actual	Payout as a		Weighted Payout
Performance Goal	Performance	Percentage of Target	Weighting	Percentage
Net Income, adjusted (excluding M&A impact)	$196 million	93%	90%	84%
Asset Quality	$450 million	172%	10%	17%
Total Payout Earned (excluding M&A impact)				101%
Total Payout Earned (including partial M&A impact)				107%

Named Executive Officer: Michael W. Jamieson
	2019 Actual	Payout as a		Weighted Payout
Performance Goal	Performance	Percentage of Target	Weighting	Percentage
Net Income, adjusted (excluding M&A impact)	$196 million	93%	45%	42%
Asset Quality	$450 million	172%	10%	17%
Line of Business Direct Contribution, Commercial	$256 million	100%	45%	45%
Total Payout Earned (excluding M&A impact)				104%
Total Payout Earned (including partial M&A impact)				110%

Named Executive Officer: Thomas M. Prame
	2019 Actual	Payout as a		Weighted Payout
Performance Goal	Performance	Percentage of Target	Weighting	Percentage
Net Income, adjusted (excluding M&A impact)	$196 million	93%	45%	42%
Asset Quality	$450 million	172%	10%	17%
Line of Business Direct Contribution, Consumer	$168 million	101%	45%	46%
Total Payout Earned (excluding M&A impact)				105%
Total Payout Earned (including partial M&A impact)				111%

Although none of our NEOs were in the Wealth line of business, the performance of this business line is shown below
	2019 Actual	Payout as a		Weighted Payout
Performance Goal	Performance	Percentage of Target	Weighting	Percentage
Net Income, adjusted (excluding M&A impact)	$196 million	93%	45%	42%
Asset Quality	$450 million	172%	10%	17%
Line of Business Direct Contribution, Wealth	$26 million	96%	45%	43%
Total Payout Earned (excluding M&A impact)				102%
Total Payout Earned (including partial M&A impact)				108%

The net income, adjusted, performance goal was established for 2019 at a time when the financial impact of our Bridgeview Bank acquisition was not quantifiable, as the closing date for this transaction was not then known.  As such, the financial impact of this transaction, which was completed in the second quarter, was not included in the 2019 net income, adjusted, performance goal.  Throughout 2019, our Compensation Committee received updates as to how Company performance tracked, both including and excluding the impact of our Bridgeview Bank acquisition, relative to our performance goals under our annual cash incentive program.  The Committee believed that including the full financial contribution of this acquisition when calculating the net income, adjusted, goal would have resulted in a payout that would not be appropriately reflective of the Company’s level of performance as compared to this goal.

56	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Accordingly, when certifying the results for our 2019 annual cash incentive program, the Compensation Committee considered the financial impact of the Bridgeview Bank transaction on our 2019 results, and decided to exercise its negative discretion and reduced the level of actual Company-wide performance by excluding a majority of the earnings contribution of Bridgeview Bank from the calculation of the net income, adjusted, performance goal.  This decision resulted in a lower annual cash payout equal to 107% of the target award level (excluding line of business contributions).  If the full financial impact of Bridgeview Bank had been excluded, this would have resulted in a payout of 101% of target (excluding line of business contributions).  The Committee also used a similar approach and reduced the payouts for the named executive officers (and for all other colleagues) whose annual cash incentive included a line of business component, resulting in the payouts reflected in the above table.

The Committee believed, when determining the payouts for 2019, that it was appropriate to include a portion of the financial contribution of the Bridgeview Bank transaction to recognize the value of this acquisition.  This was done in order to recognize our executive officers (as well as the other participants in our annual cash incentive program) for the successful completion and integration of this transaction.

Based on the metrics outlined above, which includes the Company’s performance, individual performance for those named executive officers other than our CEO and our President, and the line of business direct contribution, if applicable, the Compensation Committee approved the following cash bonus awards under our annual cash incentive program for 2019:

For our 2020 annual cash incentive program, the Compensation Committee determined to use the same metrics as those used for 2019 as described above but with the addition of our efficiency ratio as a metric.

2020 Proxy Statement	57

Compensation Discussion and Analysis

Long-Term At-Risk Equity Compensation (Performance Shares and Restricted Stock)

Our Compensation Committee believes that a significant portion of each named executive officer’s compensation should consist of at-risk equity awards in the form of performance shares and restricted stock.  The value of these at-risk equity awards is based on the Company’s achievement of financial goals or the performance of our Common Stock.  As such, we further align the interests of our executives with that of our stockholders, link pay with performance and enhance the retention of our senior officers.  These awards incent forward-looking and sustained corporate performance together with balanced risk-taking.  Long-term equity awards were made in 2019 under our stockholder-approved 2018 Stock and Incentive Plan.

Performance-Based Equity Compensation

In 2019, our named executive officers were awarded performance shares that may be earned based on the Company’s level of performance over a three-year period (2019-2021).  If the performance goals are achieved, the performance shares will be earned.  Once earned, performance shares vest in full on March 15 following the conclusion of the three-year performance period, assuming the executive’s continued employment with the Company during this entire period.  We accrue cash dividends that otherwise would be paid on the performance shares, but the accrued, unpaid dividends are not paid to the named executive officer unless and until the underlying performance shares are earned and subsequently vest.

The number of performance shares granted is based upon a percentage of the base salary of each officer eligible to receive performance shares, with the percentage based on the officer’s level of responsibility at the Company. For performance shares, no individual performance rating is used to determine the number of shares awarded.  The determination of the number of performance shares earned for each participant is based solely upon the Company achieving certain corporate financial performance goals approved by the Compensation Committee and the Board of Directors.

Base Salary ($)	×	Target Performance Share Award Opportunity (% of Salary)	×	Relative TSR (weighted 50%)	+	RATCE, adjusted (weighted 50%)	=	Earned Performance Shares (#)

Based upon a review of peer practices and input from management and the Compensation Committee’s independent compensation consultant, our Compensation Committee selected both external and internal performance metrics for our 2019 performance share program, with each metric weighted equally at 50%.  The Compensation Committee selected relative TSR for the external metric and RATCE, adjusted, for the internal metric.

Our Compensation Committee selected these metrics to encourage our named executive officers to pursue corporate strategies that will enhance long-term stockholder value and increase the value of our Common Stock within acceptable risk tolerances while at the same time deploying our capital prudently.  The Compensation Committee also believed that comparing our TSR to an external metric would reward superior company performance relative to our peer group.

For the TSR metric, in 2019, performance shares were earned based on the TSR of the Company, ranked against the TSR of the companies within our peer group, in both cases for a three-year performance period.  TSR is defined as the price appreciation on our Common Stock and the common stock of each company in the peer group during the relevant three-year performance period, plus dividends and distributions made or declared (assuming the dividends or distributions are reinvested in our Common Stock and each peer group company’s common stock during that period), expressed as a percentage return.

58	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

For the RATCE metric, the Company’s RATCE, adjusted, for the three-year period is calculated and compared to predetermined RATCE goals for each year of the performance period.  The goals for each year are based on the Company’s Board-approved budget and are established and approved by the Compensation Committee at the beginning of each year.  The target goal for RATCE, adjusted, was set at 15.75% for 2019, up from 15.02% for 2018.  For 2019, we achieved actual RATCE, adjusted, of 16.13% as compared to 15.40% for 2018.

Our Compensation Committee awarded performance shares in 2019 in furtherance of the following strategic objectives:

◆	Emphasize the Company’s long-term strategies and growth objectives.
◆	Encourage achievement of business goals that will enhance the long-term value of our Common Stock and increase the value of our Common Stock.
◆	Create a long-term focus based on sustainable results.
◆	Link pay with corporate performance.
◆	Provide additional stock ownership opportunities for our named executive officers, which further align the interests of our named executive officers with those of our stockholders.
◆	Foster retention of our named executive officers and avoid management turnover.

In February 2019, our Compensation Committee granted performance share award opportunities to our named executive officers as follows:

		Number of Performance
	Target Performance Share	Shares Awarded for	Grant Date Fair Value of
	Award Opportunity	2019‑2021 Performance	Performance Share Award
	(Expressed as a Percentage	Period (Based on Target	Opportunity (Based on
Named Executive Officer	of Base Salary)	Award Level)	Target Award Level)
Michael L. Scudder	110%	44,606	$1,086,223
Mark G. Sander	80%	23,102	560,628
Patrick S. Barrett	40%	9,306	225,833
Michael W. Jamieson	40%	8,214	199,333
Thomas M. Prame	30%	4,813	116,799

	Relative TSR
	Threshold	Target	Maximum
Percentile	25th	50th	90th
Payout (% of Target)	25%	100%	200%

	Year	Threshold	Target	Maximum
RATCE, adjusted	2017	11.88%	13.20%	13.86%
	2018	13.52%	15.02%	15.77%
	2019	14.17%	15.75%	16.53%
Payout (% of Target)*		25%	100%	200%

*At the end of the performance period, the actual performance for each year is averaged to determine the final payout as a percentage of target.

2020 Proxy Statement	59

Compensation Discussion and Analysis

In February 2020, based on the Company’s performance during the 2017‑2019 performance period, our Compensation Committee certified the Company’s performance applicable to the 2017 performance shares as follows:

			Payout as a	Weighted
		2017-2019 Actual	Percentage	Payout
Performance Goal		Performance	of Target	Percentage
Relative TSR (50%)		43rd Percentile	79%	39.5%
RATCE, adjusted (50%)	2017	12.54%	63%
	2018	15.40%	150%
	2019	16.13%	150%
	3-Year Average		121%	60.5%
Total Percentage Earned				100%

Accordingly, subject to applicable vesting provisions, as described above, our named executive officers will earn their 2017 performance share awards (2017-2019 performance period) as follows:

2017 Performance Share Awards
34,423
34,420
15,916
15,913
23,149
23,146
5,333
5,330
4,242
4,239
Scudder
Sander
Barrett*
Jamieson
Prame
Shares at Target
Shares Actually Earned

*For Mr. Barrett, includes a one-time make-whole performance share award granted in connection with his recruitment to the Company in 2017.

60	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

Restricted Stock Awards

In 2019, our executive officers were awarded restricted stock or restricted stock units that fully vest over a three-year period in equal installments on the second and third anniversaries of the grant date, assuming continued employment with the Company.  Executives who have attained, or will attain during the vesting cycle, the age of 65 receive restricted stock units.

The number of shares of restricted stock awarded in a given year is determined based on a percentage of the named executive officer’s base salary, and then is adjusted upward or downward depending upon the officer’s individual performance rating for the year, other than for awards to our Chief Executive Officer (and, beginning in 2020, our President) as to whom individual performance is not considered.

Base Salary ($)	×	Restricted Stock Award Opportunity (% of Salary)	×	Individual Performance (upward or downward)	=	Shares of Restricted Stock (#)

We accrue cash dividends that otherwise would be paid on the unvested restricted stock.  The accrued but unpaid dividends are not paid to the named executive officer unless the underlying shares vest.

In 2019, our Compensation Committee granted restricted stock award opportunities to our named executive officers as follows:

	Restricted Stock
	Award Opportunity
	(Expressed as a	Number of Shares of	Grant Date Fair Value
	Percentage of	Restricted Stock	of Shares of Restricted
Named Executive Officer	Base Salary)	Granted	Stock Granted
Michael L. Scudder	60%	25,879	$604,922
Mark G. Sander	50%	17,326	404,995
Patrick S. Barrett	40%	11,167	261,029
Michael W. Jamieson	40%	9,857	230,407
Thomas M. Prame	40%	7,701	180,011

Retirement and Other Welfare Benefits

We provide our named executive officers with retirement, health, life and disability insurance and other welfare benefits under plans that are generally available to all employees of the Company who meet plan eligibility requirements.  Our retirement plans include our 401(k) Plan, Deferred Compensation Plan and Pension Plan (which is frozen).  Executive officers are eligible to participate in these plans on the same basis as other employees in accordance with the terms of the plans.

Under the 401(k) Plan, the Company makes an annual contribution to each eligible employee’s plan account equal to 2% of an employee’s total compensation (subject to a six-year vesting schedule) and a matching contribution equal to 100% of an employee’s first 3% of pre-tax contributions and 50% of the employee’s next 2% of pre-tax contributions.

Our Deferred Compensation Plan allows certain employees to elect to defer a portion of their base salaries and annual cash incentive compensation and also allows us to provide make-up benefits to our executive officers for any reduction in benefits under our 401(k) Plan due to limitations on contributions to the plan imposed by the Internal Revenue Code.

2020 Proxy Statement	61

Compensation Discussion and Analysis

Eligibility to participate in our tax-qualified defined benefit Pension Plan was frozen in 2007.  Benefit accruals under the Pension Plan were frozen effective as of January 1, 2014 and no additional benefits will accrue to participants after that date, including for Mr. Scudder, who is the only named executive officer who participates in the plan.  Less than 25% of our employees currently participate in the Pension Plan.

Perquisites

We provide limited perquisites to our named executive officers, which the Compensation Committee believes are reasonable and within competitive practices.

These perquisites include a vehicle policy that provides a car allowance to our named executive officers, other than our Chief Executive Officer, who receives Company-provided automobile transportation for business purposes in lieu of a car allowance.  We provide a mobile telephone stipend to our named executive officers, reimburse them for various subscriptions and industry, trade and professional organization dues and also reimburse certain of them for a portion of their country club dues when the membership is used for business purposes.  For our Chief Executive Officer, we also provide security and financial planning services.

62	First Midwest Bancorp, Inc.

Compensation Discussion and Analysis

5	Policies, Guidelines and Other Practices

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers.  The purpose of these guidelines is to further align the interests of our management team and our stockholders.  We believe our stock ownership guidelines are significant and reinforce our desire for executives to retain a meaningful portion of equity.  The guidelines for our named executive officers are as follows:

Position	Stock Ownership Guidelines
Chief Executive Officer	5x base salary
Chief Operating Officer	3x base salary
Chief Financial Officer	2x base salary
Other Named Executive Officers	2x base salary

Our named executive officers have met these guidelines, other than Mr. Jamieson who joined the Company in 2016 and is in the process of accumulating shares to comply with our stock ownership guidelines.  It is expected that Mr. Jamieson will satisfy our stock ownership guidelines in 2020.  For purposes of the guidelines, we include shares owned directly or indirectly by the executive and his spouse and minor children and unvested restricted stock.

Clawback, Anti-Pledging, Anti-Hedging and Other Policies

We have clawback provisions in the employment agreements with our named executive officers that allow us to recover cash bonuses and other incentive compensation under certain circumstances.  Our 2018 Stock and Incentive Plan also includes clawback provisions.  Additionally, we have a policy that prohibits our employees, including our named executive officers, from pledging or hedging our Common Stock or engaging in short sales and other short-term, speculative trading in our Common Stock.

Risk Assessment of Executive Compensation Program

Each year, our Chief Risk Officer performs an executive compensation program risk assessment and presents the assessment results to the Compensation Committee.  The Committee reviews the results and discusses the risk assessment with both our Chief Risk Officer and the Committee’s independent compensation consultant.  This risk assessment allows our Compensation Committee to confirm that our executive compensation program is designed such that executive officers are not encouraged to take excessive or imprudent risks to enhance their compensation.  As part of its risk assessment process in 2019, the Compensation Committee confirmed the following:

◆	The risks associated with the Company’s compensation plans for all employees are appropriately identified and managed by the Company.
◆	The Company’s compensation plans for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole.
◆	The Company’s incentive compensation policies do not undermine the safety and soundness of the Company by encouraging employees to take imprudent risks.
◆	The Company’s compensation plans for all employees are compatible with effective internal controls and risk management, and are supported by strong and effective corporate governance practices.

2020 Proxy Statement	63

Compensation Discussion and Analysis

Tax Considerations

As a result of the December 2017 enactment of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code was amended, effective January 1, 2018, to limit the ability of public companies to deduct for federal income tax purposes compensation in excess of $1 million paid to any individual who is (or after 2016 was) the chief executive officer or other named executive officer of the company, except for certain grandfathered amounts.  Prior to amendment by the Tax Cuts and Jobs Act, this deduction limitation did not apply to amounts that qualified as performance-based compensation, and we typically structured our annual cash incentive compensation and performance share awards to qualify as performance-based compensation under Section 162(m).  Our Compensation Committee determines the compensation of our executive officers consistent with our compensation philosophy, which promotes a pay-for-performance environment intended to create stockholder value, and believes the benefit of this approach outweighs deductibility limitations.  As a result, the Compensation Committee will continue to have the discretion to approve compensation although its deductibility may be limited.

Employment and Restrictive Covenant Agreements with Our Executive Officers

We have entered into employment agreements with certain members of our senior management, including our named executive officers.  The Compensation Committee has determined that the terms of the agreements are consistent with competitive practices and are important to attracting and retaining high caliber executive talent.  The agreements describe the executive’s position, compensation and benefits, including severance payments in the event of a termination of employment.  The agreements also impose confidentiality, non-solicitation and non-disparagement obligations on the executive.  In the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to or following a change-in-control of the Company, severance benefits are triggered.  Certain aspects of these agreements for our named executive officers are detailed in the tables and narrative following this Compensation Discussion and Analysis.

The employment agreements do not provide for walk-away rights upon a change-in-control or any tax gross-up payments relating to severance benefits following a change-in-control.  In addition, our named executive officers are bound by Confidentiality and Restrictive Covenant Agreements that include confidentiality, non-disparagement and non-solicitation covenants.  The duty to maintain the confidentiality of the Company’s confidential information generally continues indefinitely, the non-disparagement covenants apply for two years after termination of employment for Messrs. Scudder and Sander and one year after termination for our other executive officers and the non-solicitation covenants apply for two years after termination of employment for Mr. Scudder, eighteen months after termination (subject to extension to two years if termination occurs in connection with or following a change-in-control) for Mr. Sander and one year after termination for our other executive officers.  Additionally, Messrs. Scudder and Sander are subject to non-competition provisions, which apply for two years after termination of employment for Mr. Scudder and one year after termination (subject to extension to two years if termination occurs in connection with or following a change-in-control) for Mr. Sander.

64	First Midwest Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Barbara A. Boigegrain (Chair)	Kathryn J. Hayley
Peter J. Henseler	Ellen A. Rudnick
Members, Compensation Committee

2020 Proxy Statement	65

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The table and explanatory notes below summarize the total compensation for the years 2019, 2018 and 2017 paid to or earned by our named executive officers.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
Name and				Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Michael L. Scudder	2019	$872,147	$—	$1,691,145	$936,755	$184,332	$265,258	$3,949,637
Chairman and Chief	2018	850,000	—	1,315,961	722,500	226,790	319,966	3,435,217
Executive Officer	2017	846,000	—	1,442,993	624,750	272,472	181,053	3,367,268
Mark G. Sander	2019	$672,370	$—	$965,623	$505,725	$115,712	$159,706	$2,419,136
President and Chief	2018	655,000	—	824,473	425,750	105,997	180,617	2,191,837
Operating Officer	2017	645,941	—	853,089	417,235	72,150	127,626	2,116,041
Patrick S. Barrett	2019	$541,722	$—	$486,862	$318,581	$6,500	$103,372	$1,457,037
EVP and Chief	2018	526,769	—	453,703	273,900	5,246	407,495	1,667,113
Financial Officer	2017	504,000	485,000	1,590,966	262,200	2,534	118,808	2,963,508
Michael W. Jamieson	2019	$475,660	$—	$429,740	$264,100	$23,229	$76,428	$1,269,157
EVP and Director,	2018	445,923	—	375,156	234,675	14,481	64,040	1,134,275
Commercial Banking,	2017	439,231	—	339,356	176,176	1,427	66,347	1,022,537
First Midwest Bank
Thomas M. Prame	2019	$372,436	$—	$296,810	$247,250	$3,394	$49,782	$969,672
EVP and Director,	2018	354,654	—	261,103	150,732	2,690	50,338	819,517
Consumer Banking,	2017	345,430	—	284,294	140,140	1,947	42,423	814,234
First Midwest Bank

(1)	For 2017, Mr. Barrett received a one-time make-whole cash payment in connection with his recruitment to the Company as our Chief Financial Officer.
(2)

Amounts represent the aggregate grant-date fair value of restricted stock and performance share awards granted under our 2018 Stock and Incentive Plan (for 2019) or Omnibus Stock and Incentive Plan (for 2017 and 2018) during the period, calculated in accordance with FASB ASC 718.  Assumptions used in the calculation of these amounts are described in Note 18 to our annual audited financial statements included in our Form 10‑K.  The grant-date fair value of the performance shares is based on a target level of performance and will likely vary from the actual amount the individual earns upon vesting of applicable awards.  Assuming the highest level of performance, the grant-date fair value of the 2019 performance share awards would be: $2,172,445 for Mr. Scudder, $1,121,256 for Mr. Sander, $451,667 for Mr. Barrett, $398,666 for Mr. Jamieson and $233,597 for Mr. Prame.  In 2019, the stock awards for Mr. Scudder include a one-time special make-up equity grant (awarded in the form of 50% restricted stock and 50% performance shares) in an amount equal to $170,000 to correct a clerical error in the number of performance shares that Mr. Scudder should have received in 2018.  This award has the same terms, vesting dates and performance conditions as the grants Mr. Scudder received in 2018.  For 2017, amounts for Messrs. Scudder, Sander and Prame include the stock portion of a supplemental strategic activities award and for Mr. Barrett include one-time make-whole performance share and restricted stock awards granted in connection with his recruitment to the Company as our Chief Financial Officer.

(3)	Amounts represent cash bonuses paid under our performance-based annual cash incentive plan for the years indicated.
(4)

For Mr. Scudder, who is the only named executive officer who participates in our Pension Plan and Gain Deferral Plan, amounts include the actuarial increase in the present value of his benefits under our Pension Plan and his realized earnings in our Gain Deferral Plan.  The Pension Plan amounts were determined using the interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the year ended December 31, 2019.  For 2019, the present value of Mr. Scudder’s benefits under the Pension Plan increased $179,147.  Benefit accruals under the Pension Plan were frozen effective as of January 1, 2014.  For additional information, see Executive Compensation Tables—Pension Benefits.

66	First Midwest Bancorp, Inc.

Executive Compensation Tables

(5)	Amounts represent the following:

Contributions to Defined Contribution Retirement Plans, Perquisites and Dividends
				Perquisites		Dividends
			Non-	and Other		Paid on
		Qualified	Qualified	Personal		Vested
Name	Year	Plan(a)	Plan(b)	Benefits(c)		Shares(d)	Total
Michael L. Scudder	2019	$16,800	$89,972	$87,162	(e)	$71,324	$265,258
	2018	16,500	122,866	109,697	(e)	70,903	319,966
	2017	16,200	65,670	49,701	(e)	49,482	181,053
Mark G. Sander	2019	$16,800	$65,005	$30,079		$47,822	$159,706
	2018	16,500	82,418	34,454		47,245	180,617
	2017	16,200	40,868	36,335		34,223	127,626
Patrick S. Barrett	2019	$16,800	$36,810	$32,607		$17,155	$103,372
	2018	16,500	10,965	380,030	(f)	—	407,495
	2017	—	46,800	72,008	(f)	—	118,808
Michael W. Jamieson	2019	$16,800	$15,534	$33,257		$10,837	$76,428
	2018	16,500	6,942	35,905		4,693	64,040
	2017	—	36,540	27,878		1,929	66,347
Thomas M. Prame	2019	$16,800	$9,251	$10,919		$12,812	$49,782
	2018	16,500	9,046	12,213		12,579	50,338
	2017	16,200	3,890	12,475		9,858	42,423

(a)

The Company maintains the 401(k) Plan as its defined contribution plan.  For eligible employees, this plan provides for an annual 2% automatic Company contribution and matching Company contributions.  All Company contributions were made on eligible compensation under our 401(k) Plan, subject to compensation limitations under the Internal Revenue Code.

(b)

The Company maintains the Deferred Compensation Plan as its nonqualified retirement plan.  This plan provides for a tax-deferred vehicle to accommodate contributions that are otherwise limited and not able to be made to our 401(k) Plan, as well as voluntary participant contributions.  The amount in this column reflects matching Company contributions to the 401(k) Plan and the Company’s 2% automatic contribution for any amount in excess of the maximum 401(k) Plan limit.

(c)

Represents amounts paid to the named executive officer for an annual automobile allowance and amounts paid by the Company on behalf of or reimbursed to the named executive officer for other customary perquisites, including mobile telephone usage, subscriptions, industry, trade and professional organization dues and, for certain named executive officers, country club dues, which memberships are maintained for business entertainment purposes but may be used for personal use.  Except as otherwise described in the footnotes to this table, no individual perquisite paid to any of our named executive offers exceeded $25,000 for any of the years listed.

(d)	Represents accrued dividends paid on performance share and restricted stock awards that vested in 2019.
(e)

Includes $34,776 in 2019, $63,802 in 2018 (includes supplemental security for 2018) and $32,920 in 2017 for Company-provided automobile transportation in lieu of an automobile allowance.  Also includes amounts paid by the Company for home security, financial planning services and an executive physical for Mr. Scudder.

(f)	For Mr. Barrett, also includes $366,469 in 2018 and $60,826 in 2017 paid by the Company for temporary living and relocation expenses in connection with his relocation to the Chicago area.

2020 Proxy Statement	67

Executive Compensation Tables

2019 Grants of Plan-Based Awards Table

The following table provides information with regard to the stock awards granted during 2019 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2019 for our named executive officers.

								All Other
								Stock	Grant
								Awards:	Date Fair
								Number of	Value of
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Shares of	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Michael L.		$437,750	$875,500	$1,751,000
Scudder(5)	2/20/2019				11,152	44,606	89,212		$1,086,223
	2/20/2019							25,879	604,922
Mark G.		$236,250	$472,500	$945,000
Sander	2/20/2019				5,776	23,102	46,204		$560,628
	2/20/2019							17,326	404,995
Patrick S.		$135,950	$271,900	$543,800
Barrett	2/20/2019				2,327	9,306	18,612		$225,833
	2/20/2019							11,167	261,029
Michael W.		$120,000	$240,000	$480,000
Jamieson	2/20/2019				2,054	8,214	16,428		$199,333
	2/20/2019							9,857	230,407
Thomas M.		$93,750	$187,500	$375,000
Prame	2/20/2019				1,203	4,813	9,626		$116,799
	2/20/2019							7,701	180,011

(1)

Amounts reflect the range of possible payouts under our annual cash incentive plan based on a combination of Company performance and individual performance rating assumptions.  For additional information, see Compensation Discussion and Analysis—2019 Compensation Program—Annual Cash Incentive Compensation.

(2)

Awards represent the range of estimated possible payouts granted in the form of performance shares under our 2018 Stock and Incentive Plan, which, if earned, vest in shares of Common Stock.  Our named executive officers are eligible to earn performance shares totaling between 25% and 200% of the number of performance shares granted if performance levels are achieved using the following two metrics:  TSR relative to a specified peer group of financial institutions and RATCE, adjusted, relative to predetermined goals.  If performance levels are below the threshold level of performance, no performance shares are earned.  For additional information, see Compensation Discussion and Analysis—2019 Compensation Program—Long-Term At-Risk Equity Compensation (Performance Shares and Restricted Stock)—Performance-Based Equity Compensation.    Dividends on performance shares are accrued but not paid until earned performance shares vest.

(3)

Awards represent restricted stock awards granted under our 2018 Stock and Incentive Plan.  Restricted stock awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  For additional information, see Compensation Discussion and Analysis—2019 Compensation Program—Long-Term At-Risk Equity Compensation (Performance Shares and Restricted Stock)—Restricted Stock Awards.  Dividends on restricted stock are accrued but not paid unless the underlying shares vest.

(4)

Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock awards, granted under our 2018 Stock and Incentive Plan during 2019, calculated in accordance with FASB ASC 718.  See notes 2 and 3, above, for additional information regarding these awards.  For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant.  Dividends accrued but not paid until the vesting of the awards of performance shares and restricted stock are not included in the amounts reflected in this column.  Assumptions used in the calculation of these amounts are described in Note 18 to our audited financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019.

(5)

In 2019, the stock awards for Mr. Scudder include a one-time special make-up equity grant (awarded in the form of 50% restricted stock and 50% performance shares) in an amount equal to $170,000 to correct a clerical error in the number of performance shares that Mr. Scudder should have received in 2018.

68	First Midwest Bancorp, Inc.

Executive Compensation Tables

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding unvested stock awards held by our named executive officers as of December 31, 2019.  All values in the table are based on a market value for our Common Stock of $23.06, which was the closing price of our stock on December 31, 2019, the last trading day of the year, as reported by the NASDAQ Stock Market.  Information regarding when unvested awards are scheduled to vest is set forth in the notes to the table.  Vesting also is subject to continued employment and acceleration under certain circumstances.  As of December 31, 2019, no stock options remained outstanding under our equity compensation plans.

	Option Awards(1)			Stock Awards
							Equity		Equity
							Incentive		Incentive Plan
							Plan Awards:		Awards:
						Market	Number of		Market or
	Number of					Value of	Unearned		Payout Value of
	Securities			Number of		Shares or	Shares, Units		Unearned
	Underlying			Shares or		Units of	or Other		Shares, Units
	Unexercised	Option	Option	Units of Stock		Stock that	Rights that		or Other Rights
	Options	Exercise	Expiration	that Have Not		Have Not	Have Not		that Have Not
Name	Exercisable	Price	Date	Vested		Vested	Vested		Vested
Michael L. Scudder	—			11,339	(2)	$261,477	34,061	(9)	$785,447
				17,031	(3)	392,735	44,606	(10)(5)	1,028,614
				25,879	(4)(5)	596,770
				9,994	(6)	230,462
				19,422	(7)	447,871
				34,423	(8)	793,794
Mark G. Sander	—			8,998	(2)	$207,494	18,373	(9)	$423,681
				13,780	(3)	317,767	23,102	(10)	532,732
				17,326	(4)	399,538
				6,687	(6)	154,202
				12,968	(7)	299,042
				15,916	(8)	367,023
Patrick S. Barrett	—			4,202	(11)	$96,898	8,463	(9)	$195,157
				16,220	(12)	374,033	9,306	(10)	214,596
				9,310	(3)	214,689
				11,167	(4)	257,511
				23,149	(8)	533,816
Michael W. Jamieson	—			4,089	(11)	$94,292	7,165	(9)	$165,225
				7,523	(3)	173,480	8,214	(10)	189,415
				9,857	(4)	227,302
				5,333	(8)	122,979
Thomas M. Prame	—			3,528	(11)	$81,356	4,274	(9)	$98,558
				5,983	(3)	137,968	4,813	(10)	110,988
				7,701	(4)	177,585
				1,187	(6)	27,372
				2,321	(7)	53,522
				4,242	(8)	97,821

(1)	None of our named executive officers has been granted a stock option award since 2011. As of December 31, 2019, no stock options remained outstanding under our equity compensation plans.
(2)

Restricted stock awards vest over three years in two equal installments beginning two years from the date of grant (subject to continued employment and accelerated vesting under certain circumstances).  Represents restricted stock awards granted in 2017, the first tranche of which vested on February 24, 2019 and the second tranche of which vested on February 24, 2020.

(3)

Represents restricted stock awards granted in 2018, the first tranche of which vested on February 21, 2020 and the second tranche of which is scheduled to vest on February 21, 2021.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

2020 Proxy Statement	69

Executive Compensation Tables

(4)

Represents restricted stock awards granted in 2019, the first tranche of which is scheduled to vest on February 20, 2021 and the second tranche of which is scheduled to vest on February 20, 2022.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(5)

Includes the special make-up grant awarded to Mr. Scudder in 2019, which consisted of 3,406 shares of restricted stock and 3,406 performance shares.  The grant has the same terms, vesting periods and performance conditions as those made in 2018.  For the restricted stock portion, the first tranche vested on February 20, 2020, and the second tranche is scheduled to vest on February 20, 2021.  The performance shares portion may be earned upon completion of the three-year performance period ending on December 31, 2020 if performance levels are achieved using the following two metrics: TSR relative to our peer group and RATCE, adjusted, relative to predetermined goals.

(6)

Represents the third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2017.  The third tranche vested on March 15, 2020.  See note 8, below, for additional information regarding the vesting of earned performance shares.

(7)

Represents the second and third tranche of performance shares earned at the completion of a three-year performance period that ended on December 31, 2018.  The second tranche vested on March 15, 2020 and the third tranche is scheduled to vest on March 15, 2021.  See note 8, below, for additional information regarding the vesting of earned performance shares.

(8)

Represents performance shares earned at the completion of a three-year performance period that ended on December 31, 2019.  The final number of shares awarded was based on the following metrics: TSR relative to our peer group at 79% of target and RATCE, adjusted, at 121% of target.  The first tranche of these awards vested on March 15, 2020, and the second and third tranches are scheduled to vest on March 15, 2021, and March 15, 2022, respectively.  For additional information, see Compensation Discussion and Analysis—2019 Compensation Program—Long-Term At-Risk Equity Compensation (Performance Shares and Restricted Stock)—Performance-Based Equity Compensation and ―Conclusion of 2017‑2019 Performance Period.

(9)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2020 if performance levels (reflected at target in this table) are achieved using the following two metrics:  TSR relative to our peer group and RATCE, adjusted, relative to predetermined goals.

(10)

Represents performance shares that may be earned upon completion of a three-year performance period ending on December 31, 2021 if performance levels (reflected at target in this table) are achieved using the following two metrics:  TSR relative to our peer group and RATCE, adjusted, relative to predetermined goals.

(11)

Represents restricted stock awards granted in 2017, the second tranche of which vested on February 22, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

(12)

Represents a restricted stock award granted in 2017, the second tranche of which vested on February 27, 2020.  See note 2, above, for additional information regarding the vesting of restricted stock awards.

70	First Midwest Bancorp, Inc.

Executive Compensation Tables

2019 Option Exercises and Stock Vested Table

The following table provides information with respect to the value realized by our named executive officers during 2019 as a result of the exercise of non-qualified stock options and the vesting of restricted stock awards, based on the average of the high and low sales price of a share of Common Stock on the NASDAQ Stock Market on the exercise or vesting date, as applicable.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Michael L. Scudder	—	$—	54,570	$1,223,536
Mark G. Sander	—	—	37,612	845,450
Patrick S. Barrett	—	—	20,423	467,799
Michael W. Jamieson	—	—	9,302	198,312
Thomas M. Prame	—	—	10,841	245,920

Pension Benefits

We maintain a noncontributory tax-qualified defined benefit Pension Plan for eligible employees.  Eligibility to participate in this plan was frozen in 2007.  Benefit accruals under this plan were frozen effective as of January 1, 2014 and no additional benefits will accrue to participants after that date, including for Mr. Scudder, who is the only named executive officer who participates in our Pension Plan.

The amount of the monthly pension benefit under our Pension Plan is based on the average monthly pension-eligible compensation and years of credited service of the participant.  Average monthly compensation is the average of the highest eighty-four consecutive months of pay within the last 120 months of service and years of credited service is based on the period of employment with the Company, subject to limitations on service prior to 1980.

Pension-eligible compensation consists of base salary, cash bonuses, incentive compensation and vacation pay, but excludes severance and amounts realized from the exercise of non-qualified stock options and the vesting of restricted stock, restricted stock unit and performance share awards.  Pension-eligible compensation is capped by provisions of the Internal Revenue Code applicable to tax-qualified pension plans.  For 2019, this limit was $280,000.  Any amounts that become ineligible due to the Internal Revenue Code limits are used to compute the pension restoration contribution to the Deferred Compensation Plan as discussed further below under the section titled Non-Qualified Deferred Compensation.

Our Pension Plan provides for pension benefits under normal retirement (the attainment of age 65), early retirement (the attainment of age 55 with fifteen or more years of service), termination after five years of service, disability retirement after ten years of service and death before retirement with five or more years of service.  A participant may elect to have his or her benefit paid each month in the form of a single life annuity or one of several actuarially equivalent forms of payment, including a lump sum.

Early retirement pension benefits are reduced by 6% for each of the first five years (ages 60‑65) and by 4% for each of the next five years (ages 55‑60) that the pension commencement date precedes the normal retirement age of 65.

2020 Proxy Statement	71

Executive Compensation Tables

2019 Pension Benefits Table

The following table shows the present value of the accumulated benefit as of December 31, 2019 payable to each of the named executive officers, including the number of years of service credited to each named executive officer under our Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in our 2019 audited financial statements included in our Form 10‑K.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
Michael L. Scudder	Pension Plan	27.75	$913,597	$—
Mark G. Sander*	N/A	N/A	N/A	N/A
Patrick S. Barrett*	N/A	N/A	N/A	N/A
Michael W. Jamieson*	N/A	N/A	N/A	N/A
Thomas M. Prame*	N/A	N/A	N/A	N/A

*The Pension Plan was closed to new participants as of April 1, 2007.  Based on the date of hire for Messrs. Sander, Barrett, Jamieson and Prame, they are not eligible to participate in the Pension Plan.

Non-Qualified Deferred Compensation

We maintain two non-qualified deferred compensation plans, the Deferred Compensation Plan and the Gain Deferral Plan.  All of our named executive officers are eligible to participate in our Deferred Compensation Plan. Only Mr. Scudder is eligible to participate in our Gain Deferral Plan because participation in this plan was frozen as of 2005 and, based on their respective dates of hire, Messrs. Sander, Barrett, Jamieson and Prame are not eligible to participate.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified defined contribution deferred compensation plan under which participants are credited with deferred compensation equal to Company contributions and benefits based on amounts that would have been contributed under our 401(k) Plan but for limitations under the Internal Revenue Code.  Further, participants may elect to defer up to 100% of base salary and annual cash incentive compensation into the plan.  Deferral elections must be made during the initial or annual enrollment period and apply to compensation earned in the following calendar year.  The elections remain in effect for each subsequent calendar year until a participant makes a qualifying change.  Participant accounts are deemed to be invested in separate investment accounts in an irrevocable rabbi trust under the Deferred Compensation Plan, with similar investment alternatives as those available under our 401(k) Plan, including an investment account deemed invested in shares of our Common Stock.  Participants are able to modify their investment elections at any time, subject to applicable blackout periods.

Gain Deferral Plan

We established the Gain Deferral Plan with the purpose of encouraging stock ownership by certain key executives.  In response to the addition of Section 409A of the Internal Revenue Code, participation in the Gain Deferral Plan was frozen on January 1, 2005 and no additional contributions or deferrals may be made under this plan.  This plan combined traditional deferred compensation arrangements with stock option exercise transactions by allowing eligible stock option participants to defer to a future date the receipt of shares representing the value realized upon exercise of the underlying stock options.  Currently, eight stock option participants have amounts credited under this plan, including Mr. Scudder.  Deferred amounts are held for each participant in separate individual accounts and the associated Gain Deferral Plan shares are held in an irrevocable rabbi trust.  The amounts are denominated and paid in shares of Common Stock and are adjusted for dividends as if the dividends were reinvested in shares of Common Stock.

72	First Midwest Bancorp, Inc.

Executive Compensation Tables

Distributions

Under both the Deferred Compensation Plan and the Gain Deferral Plan, payments begin after termination of employment and are payable at the participant’s election either as a lump sum or in installments over a period not to exceed fifteen years.  Earlier payment may be made upon showing of financial hardship to the satisfaction of the Compensation Committee.  Distributions are paid in cash under the Deferred Compensation Plan and as in-kind stock distributions under the Gain Deferral Plan.  Payments to named executive officers will be delayed as necessary to comply with Section 409A of the Internal Revenue Code.

2019 Non-Qualified Deferred Compensation Table

The table set forth below summarizes the activity in the Deferred Compensation Plan and Gain Deferral Plan accounts of our named executive officers during 2019.

					Aggregate	Aggregate
		Executive	Company	Aggregate	Withdrawals/	Balance at
		Contributions	Contributions	Earnings in	Distributions	December 31,
Name	Plan Name	in 2019(1)	in 2019(2)	2019	in 2019	2019(3)(4)
Michael L. Scudder	Deferred Comp. Plan	$37,040	$89,972	$178,054	$—	$4,234,679
	Gain Deferral Plan	—	—	5,185	—	234,044
Mark G. Sander	Deferred Comp. Plan	$57,115	$65,005	$115,712	$—	$1,289,344
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Patrick S. Barrett	Deferred Comp. Plan	$15,763	$36,810	$6,500	$—	$116,614
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Michael W. Jamieson	Deferred Comp. Plan	$217,705	$15,534	$23,229	$—	$474,794
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A
Thomas M. Prame	Deferred Comp. Plan	$—	$9,251	$3,394	$—	$77,924
	Gain Deferral Plan	N/A	N/A	N/A	N/A	N/A

(1)   Executive contributions represent amounts that would have been contributed by the named executive officer under our 401(k) Plan, but for limitations under the Internal Revenue Code, and salary and annual incentive compensation the named executive officer has elected to defer.

(2)   Company contributions represent amounts that would have been contributed under our tax-qualified benefit plans but for limitations under the Internal Revenue Code.  The Company contributions to the Deferred Compensation Plan for each named executive officer are included in the “All Other Compensation” column of the 2019 Summary Compensation Table.

(3)   Aggregate balances at December 31, 2019 reflect amounts accumulated through the named executive officer’s participation in the plans from: (a) participant and Company contributions under the Deferred Compensation Plan and (b) participant contributions only under the Gain Deferral Plan.  Our named executive officers have participated in the Deferred Compensation Plan since 1999 for Mr. Scudder, 2011 for Mr. Sander, 2017 for Mr. Barrett, 2017 for Mr. Jamieson and 2012 for Mr. Prame.  Mr. Scudder has participated in the Gain Deferral Plan since 2004.

(4)   As of December 31, 2019, the portion of the aggregate balances in the Deferred Compensation Plan and Gain Deferral Plan (as applicable) that represent Common Stock are as follows:  10,149 shares for Mr. Scudder, -0- shares for Mr. Sander, -0- shares for Mr. Barrett, -0- shares for Mr. Jamieson and 2,118 shares for Mr. Prame.

2020 Proxy Statement	73

Executive Compensation Tables

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements and maintain plans covering our named executive officers that will require the Company to provide severance payments in the event of an involuntary termination of employment (other than for cause) or a resignation of employment for good reason both prior to and following a change-in-control of the Company.

Overview

Our employment agreements with each of our named executive officers provide for automatic annual one-year extensions, except for Messrs. Scudder and Sander whose employment agreements provide for automatic two-year extensions every other year.  Among other items, the agreements set forth the executive’s title, responsibilities, compensation and severance payments to be made to the executive upon certain terminations of employment.  Termination of employment also may impact equity awards that we have granted, as well as benefits payable under our employee benefit plans.

In addition to their employment agreements, our named executive officers are parties to Confidentiality and Restrictive Covenants Agreements with us under which they are subject to confidentiality, non-disparagement, non-solicitation and, in the case of Messrs. Scudder and Sander, non-competition covenants.  The restrictive covenants to which our named executive officers are subject are described more fully above under Compensation Discussion and Analysis—Policies, Guidelines and Other Practices—Employment and Restrictive Covenant Agreements with Our Executive Officers.

The following discussion takes each termination of employment situation—voluntary resignation, discharge for cause, discharge without cause, resignation for good reason, death and disability—both prior to and following a change-in-control of the Company, and describes the severance or other additional amounts that the Company would pay or provide to the named executive officer or the officer’s beneficiaries as a result.  The discussion below and the amounts shown reflect certain assumptions we have made in accordance with applicable SEC rules.  These assumptions are that the termination of employment or change-in-control occurred on December 31, 2019 and that the value of a share of our Common Stock on that day was $23.06, which is the closing price of our stock as reported by the NASDAQ Stock Market on December 31, 2019, which was the last trading day of the year.

The following discussion and amounts exclude the payments and benefits that are not enhanced by a termination of employment or change-in-control.  These payments and benefits, which are referred to in the following discussion as the executive officer’s “vested benefits,” include:

◆	Base salary payable through the date of termination;
◆	Any other cash compensation earned through the date of termination but not paid, including any amounts earned and vested but not paid under our annual cash incentive program;
◆	Benefits accrued under our 401(k) Plan, in which all employees participate, and Pension Plan;
◆	Accrued vacation pay, group health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
◆	Balances accrued under our Deferred Compensation Plan and Gain Deferral Plan; and
◆	Restricted stock and performance shares that have vested prior to the employment termination or change-in-control.

74	First Midwest Bancorp, Inc.

Executive Compensation Tables

Voluntary Resignation

Prior to age 65, we are not obligated to pay amounts over and above vested benefits in the event of employment termination due to voluntary resignation, and all unearned or unvested restricted stock and performance share awards will lapse and not vest.  Following attainment of age 65, in the event of a named executive officer’s retirement, we have provided that, in addition to payment of the executive’s vested benefits:

◆	All unvested restricted stock awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of retirement and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of resignation and the denominator of which is 36.

As of December 31, 2019, none of our named executive officers had attained age 65.

Discharge for Cause

We are not obligated to pay any amounts over and above vested benefits if a named executive officer’s employment terminates because of discharge for cause.  If the cause is fraud or embezzlement of funds, benefits under the Gain Deferral Plan are subject to forfeiture.  In general, a discharge will be for cause if the executive has intentionally failed to perform his or her duties of employment, engaged in illegal or gross misconduct that harms the Company, has been convicted of a felony involving dishonesty, fraud, theft or financial impropriety or has violated a material requirement of any code of ethics or standard of conduct of the Company.

Death or Disability

We provide our employees, including our named executive officers, with group life and disability insurance coverage.  The group life insurance benefit is based on a multiple of base salary, subject to limits contained in the policy.  Participants in our group life insurance plan may, if eligible, purchase additional insurance at their own cost.  The disability benefit is a monthly benefit, paid until age 65, equal to 60% of base salary at the time of disability.  These benefits would be paid to the named executive officer or his beneficiary, in addition to the executive’s vested benefits, in the event of death or disability.

The amount of the payments to our named executive officers assuming death or disability on December 31, 2019 is set forth in the following table:

		Disability Benefits
	Life Insurance	Monthly	Months to	Total
Name	(Death) Benefit	Amount	Age 65	Payment
Michael L. Scudder	$1,000,000	$42,500	67	$2,847,500
Mark G. Sander	1,000,000	32,750	48	1,572,000
Patrick S. Barrett	1,000,000	26,400	108	2,851,200
Michael W. Jamieson	894,000	22,350	38	849,300
Thomas M. Prame	711,000	17,775	180	3,199,500

2020 Proxy Statement	75

Executive Compensation Tables

We also have provided for the vesting of unearned or unvested equity awards in the event of the death or disability of the named executive officer as follows:

◆	All unvested restricted stock awards, as well as all earned but unvested performance shares, become fully vested; and
◆

A pro-rated portion of all unearned performance shares may vest following the end of the performance periods applicable to the executive’s performance share awards outstanding at the time of death or disability and as to which the performance periods have not concluded.  The portion of each unearned performance share award that may vest is based on the achievement of the applicable performance goals during the entire performance period, and is calculated by multiplying the target number of performance shares by a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the applicable performance period to the date of termination of employment and the denominator of which is 36.

The following table summarizes the unvested restricted stock, earned but unvested performance shares and unearned performance shares (assuming target performance) that would have vested on December 31, 2019 if the executive’s employment terminated that day due to death or disability.

	Restricted Stock Awards		Performance Shares		Total
Name	Number	Value	Number	Value	Equity Value
Michael L. Scudder	54,249	$1,250,982	101,415	$2,338,630	$3,589,612
Mark G. Sander	40,104	924,798	55,520	1,280,291	2,205,089
Patrick S. Barrett	40,899	943,131	31,893	735,453	1,678,584
Michael W. Jamieson	21,469	495,075	12,848	296,275	791,350
Thomas M. Prame	17,212	396,909	12,204	281,424	678,333

Discharge Without Cause; Resignation for Good Reason

Our employment agreements obligate us to pay severance benefits if a named executive officer’s employment is involuntarily terminated other than for cause.  This includes the resignation by the executive for good reason.  A good reason generally will occur if the executive determines we have breached the employment agreement by not maintaining the executive’s appointed positions, responsibilities or authority, failed to pay or provide the agreed-upon compensation, given notice that the agreement will not automatically renew, or required the executive to move to an office location more than a specified distance from the current location.  In these circumstances:

◆

Each executive is eligible to receive a pro-rata annual bonus based, in the case of Messrs. Scudder and Sander, on the greater of (1) the executive’s target bonus for the year of termination or (2) the actual bonus earned for the year of termination or, in the case of our other named executive officers, on the executive’s target bonus for the completed year immediately preceding the year of termination;

◆

Each executive is eligible to receive severance payments.  In the case of Messrs. Scudder and Sander, these severance payments are equal to 2x the executive’s base salary and target bonus in effect at the time of termination, payable over 24 months.  In the case of our other named executive officers, the executive is eligible to receive six months of salary continuation following termination, subject to extension in the Company’s discretion for up to an additional six months;

76	First Midwest Bancorp, Inc.

Executive Compensation Tables

◆

Messrs. Scudder and Sander and, beginning with the equity awards granted in 2019, our other named executive officers, are eligible to receive pro-rata vesting of unearned or unvested equity awards.  To the extent that the provisions of the applicable award agreements are not more favorable, (1) a portion of all unvested restricted stock awards, as well as all earned but unvested performance shares, will vest upon termination of the executive’s employment equal to the total number of shares of common stock subject to the award multiplied by a fraction, the numerator of which is the number of whole months that have elapsed from the grant date to the date of termination of employment and the denominator of which is the number of whole months in the period from the grant date to the final scheduled vesting date of the award, to the extent that the pro-rata portion exceeds the portion of the award that vested prior to the date of termination of employment, and (2) a portion of all unearned performance shares for which the applicable performance period will end after the date of termination of employment may remain outstanding and be eligible to be earned and vest based on actual performance at the end of the performance period, which portion is equal to the total number of performance shares granted under the award multiplied by a fraction, the numerator of which is the number of whole months that have elapsed from the first day of the performance period to the date of termination of employment and the denominator of which is the number of months in the performance period;

◆

Each executive is eligible to continue to participate in group health plans.  In the case of Messrs. Scudder and Sander, the executive, the executive’s spouse and the executive’s age-eligible dependent children are eligible to maintain health benefits coverage on the same basis, including cost-sharing, as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans.  In the case of our other named executive officers, the executive is eligible to maintain health benefits coverage on the same basis as if the executive’s employment continued for a period of six months, subject to extension in the Company’s discretion for up to an additional six months; and

◆	Each of our named executive officers other than Messrs. Scudder and Sander are eligible for outplacement assistance.

The executive is required to reaffirm compliance with the executive’s Confidentiality and Restrictive Covenants Agreement and execute a general release of claims as a condition to receiving severance benefits.

Severance

The following table summarizes the severance benefits that would be payable to our named executive officers had their employment been terminated involuntarily without cause or for good reason on December 31, 2019:

	Severance/Salary Continuation			Pro-Rated			Medical
	Monthly	Number of	Total	Annual	Equity Awards(2)		Benefits/Out-
Name	Amount	Months	Amount	Bonus(1)	Number	Value	Placement(3)	Total
Michael L. Scudder	$145,917	24	$3,502,000	$884,255	129,721	$2,991,366	$108,830	$7,486,452
Mark G. Sander	95,625	24	2,295,000	477,225	77,252	1,781,431	163,757	4,717,413
Patrick S. Barrett	45,317	6	271,900	264,000	6,204	143,064	139,591	818,555
Michael W. Jamieson	40,000	6	240,000	223,500	5,476	126,277	124,279	714,056
Thomas M. Prame	31,250	6	187,500	142,200	7,251	167,208	99,079	595,987

(1)

The pro-rated annual bonus reflects, for Messrs. Scudder and Sander, full 2019 target bonus, and for our other named executive officers, full 2018 target bonus, in each case in accordance with the provisions of their employment agreements.

(2)

Includes shares of restricted stock as follows: 28,306 for Mr. Scudder, 21,732 for Mr. Sander, 3,102 for Mr. Barrett, 2,738 for Mr. Jamieson and 2,139 for Mr. Prame.  Also includes shares underlying vested and unvested performance shares that would vest in the event of a qualifying termination on December 31, 2019 as follows: 101,415 for Mr. Scudder, 55,520 for Mr. Sander, 3,102 for Mr. Barrett, 2,738 for Mr. Jamieson and 5,112 for Mr. Prame.

2020 Proxy Statement	77

Executive Compensation Tables

(3)

For Messrs. Scudder and Sander, reflects an estimate of the cost for the executive, his spouse and his age-eligible dependent children to maintain health benefits on the same basis as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans.  For our other named executive officers, reflects the amount of health benefit continuation (COBRA) premium paid by the Company during the salary continuation period and outplacement services estimated to be 12% of annual base salary.

Change-in-Control

We have provisions in the employment agreements with our named executive officers and in our employee benefit plans for the payment of severance benefits in the event of a change-in-control of the Company.  In the event of a change-in-control, our employment agreements require a “double trigger” to occur before enhanced severance benefits are paid.  A “double trigger” involves both a change-in-control of the Company and a qualifying termination of the named executive officer’s employment following the change-in-control.  The enhanced severance benefits consist of a lump sum payment of:

◆

In the case of Messrs. Scudder and Sander, 3x the sum of (1) the executive’s base salary in effect as of the date of termination of employment or, if greater, the date immediately preceding the change-in-control, and (2) the executive’s target bonus in effect for the year in which the change-in-control occurs or, if greater, the year in which the date of termination of employment occurs;

◆

In the case of our other named executive officers, 2x the sum of (1) the executive’s base salary in effect as of the date of termination of employment or, if greater, the date immediately preceding the change-in-control, (2) the greater of the average of the annual cash incentive compensation earned by the executive for (a) the three years immediately preceding the year in which the date of termination of employment occurs, or (b) the three years immediately preceding the year in which the change-in-control occurs (or, in the case of Messrs. Barrett and Jamieson, the target annual cash incentive compensation for the year in which the termination occurs), and (3) certain other amounts; and

◆

A pro-rata annual bonus based, in the case of Messrs. Scudder and Sander, on target performance for the year employment terminates or, in the case of our other named executive officers, on target performance for the year prior to the year employment terminates.

In addition, our named executive officers are eligible to receive the following additional benefits in the event of the executive’s qualifying termination following a change-in-control:

◆

For all equity awards, a “double trigger” is required to occur before unearned and unvested equity awards will vest in connection with a change-in-control.  As such, both a change-in-control of the Company and a termination of employment within 24 months following the change-in-control by either the executive for good reason or an acquirer without cause must occur in order for the unearned or unvested equity awards to vest;

◆

In the case of Messrs. Scudder and Sander, the executive, the executive’s spouse and the executive’s age-eligible dependent children are eligible to maintain health benefits coverage on the same basis, including cost-sharing, as if the executive’s employment continued until the executive and the executive’s spouse are eligible for Medicare coverage and the executive’s dependents are no longer age-eligible for coverage under the Company’s plans; and

◆	Each of our named executive officers other than Messrs. Scudder and Sander are eligible for outplacement assistance.

None of the employment agreements with our named executive officers provide for a gross-up payment should the executive be subject to an excise tax under the Internal Revenue Code.

78	First Midwest Bancorp, Inc.

Executive Compensation Tables

The table below summarizes the severance payments we would be obligated to make if a change-in-control occurred and the named executive officer’s employment terminated (other than for cause) on December 31, 2019.

	Total Lump	Equity Awards
	Sum Cash	Restricted Stock		Performance		Total	Medical
	Severance	Awards		Shares		Equity	Benefits/Out-
Name	Amount	Number	Value	Number	Value	Value	Placement	Total
Michael L. Scudder	$6,128,500	54,249	$1,250,982	142,506	$3,286,188	$4,537,170	$108,830	$10,774,501
Mark G. Sander	3,915,000	40,104	924,798	77,046	1,776,681	2,701,479	163,757	6,780,236
Patrick S. Barrett	2,075,734	40,899	943,131	40,918	943,569	1,886,700	130,512	4,092,946
Michael W. Jamieson	1,811,182	21,469	495,075	20,712	477,619	972,694	115,200	2,899,076
Thomas M. Prame	1,301,733	17,212	396,909	16,837	388,261	785,170	90,000	2,176,903

CEO Pay Ratio Disclosure

In accordance with applicable SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we determined an estimate of the ratio of Mr. Scudder’s annual total compensation to the annual total compensation of our median employee.

To determine our median employee for 2019, we considered the W-2 reported total compensation for all employees (other than Mr. Scudder) who were employed by the Company as of December 31, 2019, including all full-time, part-time, temporary and seasonal employees.  In 2019, the Company did not have any non-U.S. employees.  No adjustments were made to the compensation data for purposes of annualization or otherwise.

Our determination of the median employee yielded two median employees because, when not including the CEO, we had an even number of employees.  Therefore, we calculated each employee’s total compensation using the same methodology as required under SEC rules for disclosure in the summary compensation table of our named executive officers’ total compensation, and we averaged the total compensation of the two median employees in order to arrive at the total compensation of the median employee.

In the 2019 Summary Compensation Table, we report the annual cash incentive compensation paid to our Chief Executive Officer in 2020 for performance in 2019.  Neither of the two median employees participated in our annual cash incentive program in 2019, but each median employee instead participated in a separate cash incentive plan that paid periodically throughout 2019.  Accordingly, we used the amounts received in 2019 under this periodic cash incentive plan for purposes of calculating each median employee’s 2019 annual total compensation.  For purposes of calculating total compensation for both of our median employees and Mr. Scudder, we also added the total cost of Company-paid health insurance.

Using the methodology described above, we determined that the annual total compensation of our median employee for 2019 was $57,538, which, when compared to Mr. Scudder’s total compensation of $3,968,330, resulted in a CEO to median employee pay ratio of 69 to 1.  Our pay ratio is 63 to 1, excluding change in pension value, non-qualified deferred compensation earnings and the make-up equity grant (made in 2019 to correct the administrative error made in 2018) that were included in Mr. Scudder’s total compensation for 2019, which totaled $354,332.

2020 Proxy Statement	79

AUDIT COMMITTEE REPORT

The primary responsibilities of the Audit Committee are, among others, to assist the Board of Directors in its oversight of: (1) the integrity of the Company’s financial statements and systems of internal control over financial reporting, (2) the Company’s compliance with legal and regulatory requirements relating to financial reporting and disclosure, (3) the independence, qualifications and performance of the Company’s independent registered public accounting firm, and (4) the performance of the Company’s internal audit function.  The Audit Committee also is solely responsible for the appointment and compensation of the Company’s independent registered public accounting firm.  The Board of Directors has adopted an Audit Committee Charter, which sets forth the specific duties of the Audit Committee, a copy of which is available on the Company’s website.

In carrying out its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent registered public accounting firm and the internal auditors.  Management is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with U.S. generally accepted accounting principles.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s financial statements and internal control over financial reporting.  The internal auditors are responsible for evaluating the adequacy and effectiveness of the Company’s processes and system of internal controls to achieve the Company’s stated goals and objectives.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles, or to conduct investigations or other types of auditing or accounting reviews or procedures.

The Audit Committee has reviewed and had discussions with management and Ernst & Young LLP regarding the Company’s audited financial statements for the year ended December 31, 2019.  The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.  The Audit Committee has received the required disclosures from Ernst & Young LLP under applicable PCAOB standards regarding auditor independence, and has discussed with Ernst & Young LLP its independence.  The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by Ernst & Young LLP.  The Audit Committee has reviewed the audit and non-audit services provided by Ernst & Young LLP for the year ended December 31, 2019 and considered whether such services are compatible with maintaining its independence, and determined to engage Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Based upon the Audit Committee’s review of the Company’s audited financial statements and the discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2019 be included in the Company’s Form 10‑K for the same year filed with the SEC.

Stephen C. Van Arsdell (Chair)	Thomas L. Brown
Phupinder S. Gill	Kathryn J. Hayley
Frank B. Modruson	Michael J. Small
Members, Audit Committee

80	First Midwest Bancorp, Inc.

OTHER MATTERS

Voting Your Shares

You are entitled to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record of the Company at the close of business on March 27, 2020, the Record Date for the Annual Meeting.  On that date, there were 114,327,151 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting.  On the Record Date, we had 2,228 stockholders of record.

Appointing a Proxy

A proxy is your direction to another person to vote your shares.  When you vote your shares, whether via the Internet, by telephone or by signing and mailing a Proxy Card, you will appoint certain officers of the Company to vote your shares of Common Stock at the Annual Meeting in the manner you instruct.  Even if you plan to attend the Annual Meeting, you should vote your shares in advance.

Record Stockholders and Beneficial Ownership; Proxy Materials

If you hold shares of our Common Stock that are registered in your name through our transfer agent, Computershare, as of the Record Date, you are the stockholder of record with respect to those shares.

If you hold shares of our Common Stock indirectly through a bank, broker or similar institution, you are considered a beneficial owner of those shares but are not the stockholder of record.  We refer to banks, brokers and similar institutions in this Proxy Statement collectively as “brokers.”  In this circumstance, you are a stockholder whose shares are held in “street name” and your broker is considered the stockholder of record.

We sent copies of our proxy materials directly to all stockholders of record.  If you are a beneficial owner whose shares are held in street name, these materials were sent to you by the broker through which you hold your shares.  As the beneficial owner, you may direct your broker how to vote your shares at the Annual Meeting and the broker is obligated to provide you with a voting instruction form for you to use for this purpose.

A list of the stockholders of record as of the Record Date will be available for inspection for purposes germane to the Annual Meeting during ordinary business hours at our offices, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, from May 8, 2020 to May 19, 2020, as well as at the Annual Meeting.  In light of our precautions regarding coronavirus (COVID-19), if you would like to inspect the list of stockholders of record, we ask that you contact our Corporate Secretary’s office in advance at (708) 831‑7483 so that we can make appropriate arrangements for your review.

Participants in the Company’s Benefit Plans

Current employees who participate in the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan,  First Midwest Bancorp, Inc. Nonqualified Retirement Plan,  First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan and/or the First Midwest Bancorp, Inc. Dividend Reinvestment Plan, and have a Company e-mail address, will receive an e-mail from Computershare describing how to access proxy materials and vote via the Internet or by telephone.  One e-mail will be sent for all accounts registered in the same employee name.  If the employee’s accounts are registered in different names, he or she will receive a separate e-mail for each account.  This e-mail will be titled:  FIRST MIDWEST BANCORP, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS – CAST YOUR VOTE.  Participants without a Company e-mail address will receive proxy materials by mail.

The trustees under these plans (other than the First Midwest Bancorp, Inc. Dividend Reinvestment Plan) are the stockholders of record of all shares of Common Stock held in the plans, and the trustees will vote the shares held for the account of each participant in accordance with the instructions received from the participant.  If the trustees do not receive voting instructions by the specified deadline, the trustees will vote the shares proportionally in the same manner as those shares for which instructions were received.  Because the participants are not the record owners of the related shares, the participants may not vote these shares in person at the Annual Meeting.  Individual voting instructions to the plan trustees will be kept confidential and will not be disclosed to any of our directors, officers or employees.

2020 Proxy Statement	81

Other Matters

Proxy Cards

If you receive multiple Proxy Cards, this means you hold your shares in more than one account.  To vote all of your shares by proxy, please vote the shares in each account via the Internet or by telephone, or complete, sign, date and return each Proxy Card that you receive.

If you lose, misplace or otherwise need to obtain a Proxy Card, and:

◆	you are a stockholder of record, contact our Corporate Secretary’s office at (708) 831‑7483; or
◆	you hold Common Stock in street name through a broker, contact your account representative at that organization.

Requirement of a Quorum

A quorum is required to transact business at the Annual Meeting.  The holders of a majority of the outstanding shares of Common Stock on the Record Date, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes, which are described more fully in the following section, are treated as present for quorum purposes.

Voting and Required Votes

If you are a stockholder of record, you may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting.  If you hold your shares in street name, you may vote by following your broker’s instructions.  The various methods of voting are described in more detail under Proxy Summary—How to Vote.

If you are a stockholder of record on the Record Date and you properly vote your shares via the Internet, by telephone or by mail, your shares will be voted in accordance with your instructions.  If you sign and return your Proxy Card, but do not give voting instructions, your shares will be voted in the manner recommended by the Board of Directors, as follows:  FOR each director nominee named in this Proxy Statement and FOR each of the other items set forth in the Notice attached to this Proxy Statement.  If you sign and return your Proxy Card, but do not give voting instructions, you also will grant discretionary authority to the named proxies to vote on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement, which will be voted in accordance with the best judgment of the named proxies.

If your shares are held in street name, on routine matters, the shares will be voted by the broker through which you hold your shares in accordance with your instructions and, if no instructions are given, your broker is entitled to vote your shares in its discretion.  On non-routine matters, your broker will vote your shares only if you have provided the broker with voting instructions.  If you do not give your broker voting instructions for non-routine items, your shares will be treated as “broker non-votes.”  This means your shares will be counted for the purpose of determining if a quorum is present but, except as provided below, will not be included as votes cast with respect to the non-routine items.  The determination of whether a matter is routine or non-routine is made under the rules of the NASDAQ Stock Market.

An abstention occurs when a stockholder marks his or her Proxy Card as ABSTAIN and thereby abstains from voting on a matter.

82	First Midwest Bancorp, Inc.

Other Matters

The following chart explains which items to be voted upon at our Annual Meeting are routine and non-routine and the treatment of broker non-votes and abstentions.

Item	Voting Requirements	Effect of Broker Non-Votes and Abstentions
Election of Directors (Non-Routine)

◆   You may vote FOR or AGAINST any or all director nominees named in this Proxy Statement, or you may ABSTAIN as to one or more directors.

◆   A majority of the votes cast at the Annual Meeting with respect to the election of a director must be voted FOR the director in order for the director to be elected.

Broker non-votes and votes to ABSTAIN are not treated as a “vote cast” with respect to the election of a director, and thus will have no effect on the outcome of the vote.
Approval of an Advisory (Non-Binding) Resolution Regarding the Compensation Paid in 2019 to the Company’s Named Executive Officers (Non-Routine)

◆   You may vote FOR or AGAINST the advisory resolution regarding the compensation paid to our named executive officers, or you may ABSTAIN.

◆   This is an advisory resolution that is non-binding on our Board.  A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR this item in order for it to be considered approved by our stockholders on an advisory basis.

Broker non-votes will have no effect on the outcome of the vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.
Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm (Routine)

◆   You may vote FOR or AGAINST the ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020, or you may ABSTAIN.

◆   A majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting must be voted FOR ratification in order for this item to pass.

Broker non-votes are not expected to exist because brokers have discretionary authority to vote on this item. Votes to ABSTAIN will have the effect of a vote AGAINST this item.

As described under Item 1  Election of Directors, if a director who currently serves on the Board of Directors fails to receive a majority of the votes cast FOR his or her election, he or she will tender his or her resignation to the Board of Directors for consideration and our Board will determine whether to accept or reject the resignation, or whether other action should be taken.

Revoking or Changing a Vote

You can revoke or change your vote at any time before your shares are voted at the Annual Meeting by timely:

◆	resubmitting your vote via the Internet or by telephone; or
◆	executing and mailing a Proxy Card that is dated and received on a later date; or
◆	giving written notice of revocation to our Corporate Secretary at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631; or
◆	voting in person at the Annual Meeting.

If your shares are held in street name, you should contact your broker to change your vote.

2020 Proxy Statement	83

Other Matters

Other Business and Discretionary Authority

As of the date of this Proxy Statement, our Board of Directors knows of no matters to come before, and does not intend to present any matters at, the Annual Meeting other than those items set forth in the Notice of Annual Meeting of Stockholders attached to this Proxy Statement.  If other matters properly come before the Annual Meeting, or any adjournment or postponement, the persons named as proxies on the Proxy Card accompanying this Proxy Statement will have discretionary authority to vote pursuant to the Proxy Card, and the named proxies intend to vote on such matters in accordance with their best judgment.  In addition, the persons named as proxies on the Proxy Card will have the discretionary authority to vote pursuant to the Proxy Card on any proposal to adjourn the Annual Meeting for any reason, and they will vote on any such proposal to adjourn in accordance with their best judgment.

Each of the nominees for election as directors named in this Proxy Statement has consented to serve on our Board of Directors if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve.  However, should any nominee become unable or unwilling to serve as a director, the persons named as proxies on the Proxy Card accompanying this Proxy Statement intend to vote for the election of any other person who may be nominated by our Board of Directors.

Important Notice Regarding Delivery of Stockholder Documents

SEC rules allow us to mail a single copy of our proxy materials to multiple stockholders of record sharing the same address and who we reasonably believe are members of the same household or to one stockholder who has multiple stockholder accounts.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  We will deliver promptly to any stockholder sharing the same address a separate copy of this Proxy Statement and our 2019 Annual Report upon a request to our Corporate Secretary by mail at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, or by telephone at (708) 831‑7483.

We have been notified that certain brokers holding our Common Stock for their customers also will household proxy materials.  If you hold your shares in street name, you may contact your broker if you desire to receive a separate copy of our proxy materials.

Stockholders sharing an address who now receive multiple copies of our proxy materials and who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary as indicated above (if your shares are held directly) or your broker (if your shares are held in street name).

Expenses of Proxy Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting.  In addition to the solicitation of proxies by mail, solicitations may be made by certain of our directors, officers, employees or affiliates telephonically, electronically or by other means of communication.  Directors, officers and employees will receive no additional compensation for any such solicitation.  Although we do not anticipate using a paid proxy solicitor in connection with the Annual Meeting, we may do so if we believe this to be appropriate.  We will reimburse brokers for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable requirements.

Attending the Annual Meeting – Possibility of Virtual Meeting

All stockholders must bring an acceptable form of identification, such as a valid driver’s license, in order to attend the Annual Meeting.  If you hold shares in street name and would like to attend our Annual Meeting, you also will need to bring an account statement showing that you owned shares of Common Stock as of the Record Date and a “legal proxy” form from the broker through which you hold your shares.  If you attend the Annual Meeting as a representative of a stockholder that is an entity, then you must bring proof of your authorization to attend and act on behalf of that entity.

84	First Midwest Bancorp, Inc.

Other Matters

As part of our precautions regarding coronavirus (COVID-19) and in light of the priority we place on the health, safety and well-being of our stockholders and colleagues, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication.  If we take this step, we will announce the decision to do so in advance and details on how to participate will be publicly announced in a press release, available on our website at www.firstmidwest.com/pressreleases, and filed with the SEC as proxy material.    If we hold a virtual meeting, you will need the control number included on your Proxy Card in order to participate.

Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting.  Final voting results are expected to be published in a Current Report on Form 8‑K filed with the SEC within four business days after the Annual Meeting.  A copy of this Current Report on Form 8‑K will be available on our website at www.firstmidwest.com/investorrelations after its filing with the SEC.

Stockholder Proposals for 2021 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a‑8, wish to present proposals for inclusion in our proxy materials in connection with our 2021 annual meeting of stockholders must submit their proposals on or before December 18, 2020 to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

In accordance with our Certificate of Incorporation, for a proposal or director nomination to be properly presented at the 2021 annual meeting of stockholders (but not necessarily contained in our proxy statement), a stockholder’s notice of the matter must comply with the requirements in our Certificate of Incorporation and be timely delivered to First Midwest Bancorp, Inc., Attn:  Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, not less than 120 nor more than 180 days prior to the date of the meeting, which currently is scheduled for May 19, 2021.  As a result, any notice given by or on behalf of a stockholder under these provisions of our Certificate of Incorporation (and not pursuant to the SEC’s Rule 14a‑8) must be received no earlier than November 20, 2020 and no later than January 19, 2021.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled Compensation Committee Report and Audit Committee Report will not be deemed incorporated therein, unless specifically provided otherwise in such filing.  We also include several website addresses in this Proxy Statement for your reference.  The information on these websites is not part of this Proxy Statement.

Additional Information

You may obtain additional information regarding the Company, including our corporate governance policies and practices, by visiting our website at www.firstmidwest.com/investorrelations, or by making a written request to our Corporate Secretary at First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

By Order of the Board of Directors,

Nicholas J. Chulos
Executive Vice President, General Counsel
and Corporate Secretary
First Midwest Bancorp, Inc.

April 17, 2020

2020 Proxy Statement	85

8750 West Bryn Mawr Avenue, Suite 1300 Chicago, Illinois 60631 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 9:30 AM, Central Time, on May 20, 2020. Online Go to www.envisionreports.com/FMBI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FMBI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Barbara A. Boigegrain 05 - Peter J. Henseler 09 - Michael L. Scudder 02 - Thomas L. Brown 06 - Frank B. Modruson 10 - Michael J. Small 03 - Phupinder S. Gill 07 - Ellen A. Rudnick 11 - Stephen C. Van Arsdell 04 - Kathryn J. Hayley 08 - Mark G. Sander 12 - J. Stephen Vanderwoude For Against Abstain For Against Abstain 2. Approval of an advisory (non-binding) resolution regarding the compensation paid in 2019 to First Midwest Bancorp, Inc.’s named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as First Midwest Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2020. NOTE: In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 038PSD B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends you vote FOR the election of each of the nominees listed under Proposal 1 and FOR Proposals 2 and 3. 2020 Annual Meeting Proxy Card

Annual Meeting Admission Ticket First Midwest Bancorp, Inc. 2020 Annual Meeting of Stockholders May 20, 2020, 9:00 AM Central Time The Westin O’Hare Hotel 6100 North River Road, Rosemont, Illinois 60018 Upon arrival, please present this admission ticket and photo identification at the registration desk. As part of our precautions regarding coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held virtually, solely by means of remote communication. If we take this step, we will announce the decision to do so in advance and details on how to participate will be publicly announced in a press release, available on our website at www.firstmidwest.com/pressreleases, and filed with the SEC as proxy material. If the Annual Meeting is held solely by means of remote communication, you will be able to access the meeting via the internet at www.meetingcenter.io/253702787. To access the meeting, you will need the information that is printed in the shaded bar located on the reverse side of this form. The password for the virtual meeting will be: FMBI2020. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of Annual Meeting of Stockholders Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders to be Held on May 20, 2020, 9:00 AM Central Time The undersigned stockholder(s) hereby appoint Patrick S. Barrett and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of First Midwest Bancorp, Inc. common stock held of record by the undersigned on March 27, 2020, at the 2020 Annual Meeting of Stockholders to be held on May 20, 2020, and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2020 Annual Meeting of Stockholders, the Proxy Statement in connection with the meeting and the 2019 Annual Report to Stockholders is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of First Midwest Bancorp, Inc.’s employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card. (Items to be voted appear on reverse side) Proxy — First Midwest Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FMBI